Prospectus Supplement (to Prospectus dated May 2, 2019)	Filed Pursuant to Rule 424(b)(5)
Registration No. 333-226111

$100,000,000
Common Stock

We have entered into an at-the-market offering agreement (the “Offering Agreement”), dated May 24, 2019, with H. C. Wainwright & Co., LLC (“Sales Agent” or “Wainwright”) as sales agent relating to the shares of our common stock offered by this prospectus supplement. In accordance with the terms of the Offering Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through Wainwright acting as our sales agent.
Sales of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, or any other existing trading market in the Unites States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the sales agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Wainwright will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
We will pay Wainwright a commission equal to 3% of the gross sales price of all of the shares of common stock issued by us and sold through it as our sales agent under the Offering Agreement. In connection with the sale of the common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts.
Our common stock is traded on the Nasdaq Capital Market under the symbol “RIOT.” On May 23, 2019, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.79 per share.  The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.1 of Form S-3 was approximately $87,880,376 based on 15,957,059 shares of common stock outstanding, of which 15,920,358 shares were held by non-affiliates, and a last reported sale price on the NASDAQ Capital Market on April 22, 2019 of $5.52 per share.
The securities offered by this prospectus supplement involve a high degree of risk. Before making an investment decision, you should carefully review and consider all the information in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” on page S-2 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You should carefully review these Risk Factors prior to investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H. C. Wainwright & Co.

The date of this prospectus supplement is May 24, 2019

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the sale of shares of our common stock registered for sale under our Registration Statement on Form S-3, as amended (File no. 333-226111) (the “Registration Statement”), which the Securities Exchange Commission (the “Commission” or the “SEC”) declared effective on May 8, 2019.  This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor the Sales Agent have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. Neither the delivery of this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, nor the sale of our common stock means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Riot,” the “Company” and similar designations refer to Riot Blockchain, Inc., a Nevada corporation, and its affiliated subsidiaries.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.
 In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe harbor provisions.
 You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement or the accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement or accompanying prospectus or any the information incorporated by reference herein or therein. Because the risk factors referred to above, as well as the risk factors incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required under applicable law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement, and the accompanying prospectus supplement particularly our forward-looking statements, by these cautionary statements.

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 SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus supplement, the applicable prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a component.

THE OFFERING

Issuer	Riot Blockchain, Inc.

NASDAQ Symbol for Our Common Stock	RIOT

Common Stock Offered by Us	Up to $100,000,000 of shares of our common stock.

Form of Offering
The Sales Agent may, according to the terms of the Offering Agreement, sell the shares of our common stock offered under this prospectus supplement in an “at-the-market” offering for a maximum aggregate initial sales price of $100,000,000.

Use of Proceeds
We intend to use the net proceeds from issuances and sales of our common stock through the Sales Agent, and under any terms agreement, for working capital, capital expenditures and other general corporate purposes, which may include the repayment and refinancing of debt. See “Use of Proceeds” and “Risk Factors.”

Transfer Agent and Registrar	The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., Denver, Colorado.

Risk Factors
An investment in our common stock involves certain risks. We urge you to carefully consider all of the information described in the section entitled “Risk Factors” beginning on page S-2 of this prospectus supplement and the risk factors incorporated by reference from our filings with the SEC.

 RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and all risk factors set forth in this prospectus supplement and the base prospectus to which it relates, as well as any documents incorporated by reference in this prospectus, including the risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2018, as amended, and each subsequently filed quarterly report on Form 10-Q and current reports on Form 8-K, which may be amended, supplemented or superseded from time to time by the other reports we file with the Commission in the future.

Risks related to this offering

Future sales or other issuances of our common stock could depress the market for our common stock.
Sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, whether through this offering or other offerings of our securities, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future.
The issuance and sale of a significant number of our securities will cause our current stockholders’ holdings to be significantly diluted. In addition, our current stockholders’ holdings may also be diluted if we enter into arrangements with third parties permitting us to issue shares of common stock in lieu of certain cash payments upon the achievement of milestones.

We have broad discretion to use the net proceeds from this offering and our investment of these proceeds pending any such use may not yield a favorable return.
Our management has broad discretion as to how to spend the proceeds from this offering and may spend these proceeds in ways with which our stockholders may not agree. Management cannot guarantee that its decisions regarding its use of the proceeds from the sales of our common stock under this prospectus will produce gainful returns or will result in any appreciation in the value of the Company.

This offering is being conducted on a “commercially reasonable efforts” basis; we cannot guarantee our success in raising additional capital in this offering.
The Sales Agent will be attempting to sell the shares of our common stock offered under this prospectus supplement on a “commercially reasonable efforts” basis, and the Sales Agent is under no obligation to purchase any shares of our common stock offered under this prospectus supplement for their own account. Neither we nor the Sales Agent is  required to sell any specific number or dollar amount of shares of common stock in this offering but will use its commercially reasonable efforts to sell the shares of our common stock offered in this prospectus supplement at management’s direction. As a “commercially reasonable efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated and, accordingly, we may not raise any additional capital.
If we are unable to raise additional capital through the offering contemplated in this prospectus supplement, we may not be able to continue to fund our operations and we may have to reduce or even halt our operations entirely.  Our failure to raise additional capital through the offering contemplated in this prospectus supplement may cause us to cease as a going concern and investors in our securities may lose their entire investment.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.
The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock as of March 31, 2019, before giving effect to this offering.  At an assumed public offering price of $3.27 per share (which was the last reported sale price on the last trading day of the most recently completed fiscal quarter, March 29, 2019), and after deducting estimated offering expenses and estimated sales agent discounts payable by us, our pro forma as adjusted net tangible book value per share after giving effect to the sale of shares of our common stock in the aggregate amount of $100,000,000 at the assumed offering price would be $2.00. Accordingly, purchasers of shares of our common stock in this offering will incur immediate and substantial dilution of approximately $1.27 per share, representing the difference between the pro forma book value per share of our securities after the offering and the book value per share of our securities prior to the offering.  If the price at which the shares of our common stock are sold in this offering increases, the dilution experienced by such purchasers will increase proportionately.  Furthermore, if outstanding notes are converted, or if outstanding options or warrants are exercised, you could experience further dilution. For a further description of the dilution that our stockholders will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution” on page S-35 of this prospectus supplement.

Our stock price can be volatile, which increases the risk of litigation, and may result in a significant decline in the value of your investment.
The trading price of our common stock has historically been, and is likely to continue to be highly volatile and subject to wide fluctuations in price in response to various factors, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose part or all of your investment in our common stock. These factors include, but are not limited to, the following:

●	price and volume fluctuations in the overall stock market from time to time;
●	changes in the market valuations, stock market prices and trading volumes of similar companies;
●	actual or anticipated changes in our net loss or fluctuations in our operating results or in the expectations of securities analysts;
●	the issuance of new equity securities pursuant to a future offering, including potential issuances of preferred stock;
●	general economic conditions and trends;
●	positive and negative events relating to the overall blockchain and crypto mining sector;
●	major catastrophic events;
●	sales of large blocks of our stock;
●	additions or departures of key personnel;
●	changes in the regulatory status of cryptocurrencies, cryptocurrency exchanges, and miners of cryptocurrencies;
●	positive and negative changes in relationships with our service providers for our proposed RiotX exchange;
●	announcements of new products or technologies, commercial relationships or other events by us or our competitors;
●	regulatory developments in the United States and other countries;
●	failure of our common stock to maintain their listing on the NASDAQ markets or other national market system;
●	changes in accounting principles; and
●	discussion of us or our stock price by the financial and scientific press and in online investor communities.

In addition, equity markets in general, and the market for blockchain companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies traded in those markets. These broad market and industry factors may materially affect the market price of our common stock, regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company, including Riot. Due to the volatility of our stock price, we are currently and may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s in the future attention and resources from our business.

General Risks
We have a history of operating losses, and we may not be able to achieve or sustain profitability; we have recently shifted to an entirely new business and may not be successful in this new business.
We are not profitable and have incurred losses since our inception.  We expect to continue to incur losses for the foreseeable future, and these losses could increase as we continue to work to develop our business.  We were previously engaged in animal health and life science‑oriented businesses and were not successful in those businesses.  In late 2017, we determined to instead pursue a blockchain and digital currency‑related business, initially through investments in existing companies.  Our initial efforts in this new business will continue to focus primarily on digital currency mining and a potential digital currency exchange and a futures brokerage operation.  Currently, however, our primary operations are at our digital currency mining facility in Oklahoma City, Oklahoma. Our current strategy is new and unproven, is in an industry that is itself new and evolving, and is subject to the risks discussed below.  This strategy, like our prior ones, may not be successful, and we may never become profitable.  Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.

We expect to continue to incur losses from operations and negative cash flows, which raise substantial doubt about the Company’s ability to continue as a going concern.
We have experienced recurring losses and negative cash flows from operations.  As of December 31, 2018, we had approximate balances of cash and cash equivalents of $225,000, a working capital deficit of $4,348,000, total stockholders' equity of $4,491,000 and an accumulated deficit of $197,199,000. To date, we have, in large part, relied on equity financing to fund our operations.
Our primary focus is on our digital currency mining operation located in Oklahoma City, Oklahoma, along with our investigation of the launch of RiotX as a digital currency exchange in the United States. That operational focus and our acquisitions of Kairos and Tess, and our investment in goNumerical Ltd., (d/b/a “Coinsquare”), and our new name, reflects a strategic decision by us to operate in the blockchain and digital currency related business sector. Our current strategy will continue to expose us to the numerous risks and volatility associated within this sector.
We expect to continue to incur losses from operations for the near-term and these losses could be significant as we incur costs and expenses associated with recent and potential future acquisitions, development of the RiotX exchange platform, as well as public company, legal and administrative related expenses. As disclosed in Note 17 to our Consolidated Financial Statements contained herein, subsequent to December 31, 2018, we issued a series of Senior Secured Convertible Promissory Notes totaling $3,358,333, to three investors. These notes and an equivalent number of warrants were issued for a net investment amount of $3,000,000. Proceeds from these notes are being used for near-term working capital and general corporate purposes. We are closely monitoring our cash balances, cash needs and expense levels.
We believe that in order for us to meet our obligations arising from normal business operations for the next twelve months, we require additional capital either in the form of equity or debt. Without additional capital, our ability to continue to operate will be limited. If we are unable to obtain adequate capital in the near-term, we could be forced to reduce or cease our operations. We are currently pursuing capital transactions in the form of debt and equity, including this offering, however, we cannot provide any assurances that we will be successful in our plans. The consolidated financial statements herein disclosed do not include any adjustments to the recoverability and classification of recorded assets amounts and classification of liabilities that might be necessary should we not be able to continue as a going concern. In the opinion of management, these factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern.

If our liquidity position requires us to reorganize under the U.S. Bankruptcy Code, our future operations are uncertain and the reorganization could result in a substantial decrease in the value of our common stock, or no value at all.
We have limited capital resources in the past year and that, combined with our limited liquidity position and recent negative cash flow, could require us to explore whether filing for bankruptcy protection is in the best interest of the Company and its stakeholders. If we file a voluntary petition for relief under the U.S. Bankruptcy Code, such a filing could lead to significant adverse effects on the Company’s liquidity, results of operations, business prospects, or abilities to operate. We cannot assure that the outcome of a bankruptcy proceeding would be favorable to us or our stockholders. Risks associated with such a filing could include the following:

(i)	the inability to maintain sufficient liquidity throughout a filing;
(ii)	the increased costs and expenses related to a bankruptcy filing;
(iii)	the ability to manage contracts that are critical for operations and to obtain and maintain appropriate terms with customers, suppliers and service providers;
(iv)	the ability to develop, confirm and consummate a plan of reorganization;
(v)
the ability of third parties to seek and obtain court approval to terminate or shorten the exclusivity period for us to propose and confirm a plan of reorganization, to appoint a trustee, or to convert a proceeding under Chapter 11 of the U.S. Bankruptcy Code to a proceeding under Chapter 11 of the U.S. Bankruptcy Code;

(vi)	the ability of the Company to continue as a going concern; and
(vii)	the ability of the Company to obtain bankruptcy court approval with respect to motions and legal proceedings in general.
These risks and uncertainties could affect our business and operations in various ways. For example, negative events associated with bankruptcy proceedings could adversely affect our relationships with our suppliers, customers, employees, and other third parties, which in turn could adversely affect our operations and financial condition. Also, we would need the prior approval of the bankruptcy court for transactions outside the ordinary course of business, which would then limit our ability to respond timely to certain events or take advantage of certain opportunities. If our financial position does not improve or we do not raise additional capital during 2019, we may need to file to sell our assets or reorganize under the United States Bankruptcy Code, rendering our future operations uncertain and filing for bankruptcy protection could result in a substantial decrease in the value of our common stock, or no value at all.

Our mining operating costs outpace our mining revenues, which could seriously harm our business or increase our losses.

Our mining operations are costly, and we expect our expenses may increase in the future.  This expense increase may not be offset by a corresponding increase in revenue.  Our expenses may be greater than we anticipate, and our investments to make our business more efficient may not succeed and may outpace monetization efforts.  Increases in our costs without a corresponding increase in our revenue would increase our losses and could seriously harm our business and financial performance.

We may be unable to raise additional capital needed to grow our business.

We will likely continue to operate at a loss, at least until our business becomes established, or if digital currency prices decline, and we expect to need to raise additional capital to expand our operations and pursue our growth strategies, including potential acquisitions of complementary businesses, and to respond to competitive pressures or unanticipated working capital requirements.  We may not be able to obtain additional debt or equity financing on favorable terms, if at all, which could impair our growth and adversely affect our existing operations.  If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per share value of our common stock could decline. Furthermore, if we engage in additional debt financing, the holders of debt likely would have priority over the holders of common stock on order of payment preference. We may be required to accept terms that restrict our ability to incur additional indebtedness, take other actions including terms that require us to maintain specified liquidity or other ratios that could otherwise be not in the interests of our stockholders.

We have an evolving business model.
As digital currency assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve.  In order to stay current with the industry, our business model may need to evolve as well.  From time to time, we may modify aspects of our business model relating to our product mix and service offerings.  We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business.  We may not be able to manage our current business or any future growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this emerging business sector and we may lose out on those opportunities.  Such circumstances could have a material effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations.

We may acquire other businesses, form joint ventures or make investments in other companies or technologies that could negatively affect our operating results, dilute our stockholders' ownership, increase our debt or cause us to incur significant expense; notwithstanding the foregoing, our growth may depend on our success in uncovering and completing such transactions.
We commenced the implementation of our new strategy with our investment in Coinsquare and have made several additional investments and acquisitions in the blockchain sector.  Most recently, we acquired Logical Brokerage Corp. to serve as a platform for our planned digital currency exchange.  We may pursue, and our growth may depend upon our success in making, other investments in companies and acquisitions of businesses and assets and/or strategic alliances and joint ventures.  We have limited experience in acquiring other companies and forming strategic partnerships.  We may not be able to find suitable partners or acquisition candidates, and may not be able to complete such transactions on favorable terms, if at all.  If we make any acquisitions, we may not be able to integrate these acquisitions successfully into the existing business, and could assume unknown or contingent liabilities.
Any future acquisitions also could result in the incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a negative impact on our cash flows, financial condition and results of operations.  Integration of an acquired company may also disrupt ongoing operations and require management resources that otherwise would be focused on developing and expanding our existing business.  We may experience losses related to potential investments in other companies, which could harm our financial condition and results of operations.  Further, we may not realize the anticipated benefits of any acquisition, strategic alliance or joint venture if such investments prove fruitless.
To finance any acquisitions or joint ventures, we may choose to issue shares of common stock or securities convertible into common stock as consideration, which would dilute the ownership of our existing stockholders.  Additional funds may not be available on terms that are favorable to us, or at all.  If the price of our common stock is low or volatile, we may not be able to acquire other companies or fund a joint venture project using stock as consideration.

We may not be able to compete with other companies, some of whom have greater resources and experience.
We may not be able to compete successfully against present or future competitors.  We do not have the resources to compete with larger providers of similar services at this time.  The digital currency industry has attracted various high-profile and well-established operators, some of which have substantially greater liquidity and financial resources than we do.  With the limited resources we have available, we may experience great difficulties in expanding and improving our network of computers to remain competitive and with creating a U.S. based digital currency exchange.  Competition from existing and future competitors, particularly Overstock.com and the many Canadian companies that have access to cheap energy, could result in our inability to secure acquisitions and partnerships that we may need to expand our business in the future.  This competition from other entities with greater resources, experience and reputations may result in our failure to maintain or expand our business, as we may never be able to successfully execute our business plan. If we are unable to expand and remain competitive, our business could be negatively affected which would have an adverse effect on the trading price of our securities, which would harm investors in our Company.

The properties included in our mining network may experience damages, including damages that are not covered by insurance.
Our current operational mine in Oklahoma City, Oklahoma is, and any future mines we establish will be, subject to a variety of risks relating to physical condition and operation, including:

• the presence of construction or repair defects or other structural or building damage;
• any noncompliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements;
• any damage resulting from natural disasters, such as hurricanes, earthquakes, fires, floods and windstorms; and
• claims by employees and others for injuries sustained at our properties.

For example, a mine could be rendered inoperational, temporarily or permanently, as a result of a fire or other natural disaster or by a terrorist or other attack on the mine.  The security and other measures we take to protect against these risks may not be sufficient.  Additionally, our mines could be materially adversely affected by a power outage or loss of access to the electrical grid or loss by the grid of cost-effective sources of electrical power generating capacity.  Given the power requirement, it would not be feasible to run miners on back-up power generators in the event of a power outage.  Our insurance covers the replacement cost of any lost or damaged miners, but does not cover any interruption of our mining activities; our insurance therefore may not be adequate to cover the losses we suffer as a result of any of these events.  In the event of an uninsured loss, including a loss in excess of insured limits, at any of the mines in our network, such mines may not be adequately repaired in a timely manner or at all and we may lose some or all of the future revenues anticipated to be derived from such mines.  The potential impact on our business is currently magnified because we are only operating a single mine.
Our mines are also subject to federal, state and local laws and regulations relating to the protection of the environment, natural resources and worker health and safety, including laws and regulations governing and creating liability relating to the management, storage and disposal of hazardous substances and other regulated materials and the cleanup of contaminated sites.  Our mines are also subject to various environmental laws and regulations that govern certain aspects of their ongoing operations.  These laws and regulations control such things as the nature and volume of wastewater discharges, quality of water supply and waste management practices. We presently comply with all environmental laws and regulations, but shifting policies could require us to expand additional compliance cost, which could have an adverse effect on our business.

Our chief executive officer is new; loss of key members of management, or our inability to attract and retain qualified personnel could adversely affect our business. Our officers and directors do not have substantial prior experience creating or operating any type of currency, stock or commodity exchange.
Our success and future growth will depend to a significant degree on the skills and services of our senior management team.  Our chief executive officer was appointed in February 2019, and we need to continue to grow our senior management team.  If our senior management team, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be harmed.  Furthermore, any future changes in our senior management team may be disruptive to our business.
The loss of key members of management could inhibit our growth prospects.  Our future success also depends in large part on our ability to attract, retain and motivate key management and operating personnel.  As we continue to develop and expand our operations, we may require personnel with different skills and experiences, and who have a sound understanding of our business and the digital currency industry.  The market for highly qualified personnel in this industry is limited and is very competitive and we may be unable to attract such personnel. If we are unable to attract such personnel, our business could be harmed. Our current business expansion plans consist of launching the RiotX digital currency exchange. Our current executive management and directors do not have substantial prior experience in founding, operating, or being employed by any existing cryptocurrency, commodity or securities exchanges, however, in 2018 we hired an officer of one of our subsidiaries, who has significant experience working for exchanges. We have and plan to continue to outsource to third parties certain key planned development and operational functions of the proposed RiotX exchange, and we cannot assure you that we will be able to successfully integrate these third party-provided elements into a usable exchange or a profitable business.

We, and some of our current officers, have been named as parties to various lawsuits arising out of, or related to, allegedly false and misleading statements made in prior securities filings, and those lawsuits could adversely affect us, require significant management time and attention, result in significant legal expenses or damages, and cause our business, financial condition, results of operations and cash flows to suffer.
A number of securities class action complaints and a shareholder derivative action have been filed against us and certain of our current officers and directors, as described more fully in our most recent Form 10-K, Item 3, Legal Proceedings.  Stockholders have filed three class action complaints against us in three states, accusing us of violations of the federal securities laws based on purported material misrepresentations or omissions allegedly made by the Company.  Each class action complaint seeks unspecified money damages and other relief on behalf of a putative class of persons who purchased or otherwise acquired our common stock between November 13, 2017 and February 15, 2018.  The shareholder derivative case alleges similar disclosure violations and seeks unspecified monetary damages and corporate governance reforms.  If these matters cannot be resolved expeditiously, management's attention may be diverted to this matter and there can be no assurance that the litigation would be settled.  If the current litigation proceeds or if additional claims are filed, the legal and other costs associated with the defense of these actions and their ultimate outcomes could have a material adverse effect on our business, financial condition and results of operations.  While we expect insurance to cover many of the costs associated with defending such litigation, insurance coverage may be insufficient and could require a diversion of our resources.  There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable.

We incur significant costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; if we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and our reputation.
As a public reporting company, we are required to, among other things, maintain a system of effective internal control over financial reporting.  Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently.  Substantial work will continue to be required to further implement, document, assess, test and remediate our system of internal controls.

If our internal control over financial reporting is not effective, we may be unable to issue our financial statements in a timely manner, we may be unable to obtain the required audit or review of our financial statements by our independent registered public accounting firm in a timely manner or we may be otherwise unable to comply with the periodic reporting requirements of the SEC, our common stock listing on the NASDAQ could be suspended or terminated and our stock price could materially suffer.  In addition, we or members of our management could be subject to investigation and sanction by the SEC and other regulatory authorities and to shareholder lawsuits, which could impose significant additional costs on us and divert management attention.
We identified material weaknesses in our internal control over financial reporting in the prior year and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.
We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). Section 404 requires that we document and test our internal control over financial reporting and issue management’s assessment of our internal control over financial reporting. Management assessed the effectiveness of our internal control over financial reporting as of December 31, 2018. In making this assessment, we used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control — Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Based on our assessment, as of December 31, 2018, we concluded that our internal control over financial reporting contained material weaknesses. To remediate these material weaknesses, our management has been implementing and continues to implement measures designed to ensure that control deficiencies contributing to the material weakness are remediated, such that these controls are designed, implemented, and operating effectively.

We believe that these actions will remediate the material weakness. The weakness will not be considered remediated, however, until the applicable controls operate for a sufficient period of time and our management has concluded, through testing, that these controls are operating effectively. We expect that the remediation of this material weakness will be completed prior to the end of our next fiscal year on December 31, 2019.
If we fail to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, the accuracy and timeliness of the filing of our annual and quarterly reports may be materially adversely affected and could cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock. In addition, a material weakness in the effectiveness of our internal control over financial reporting could result in an increased chance of fraud and the loss of customers, reduce our ability to obtain financing and require additional expenditures to comply with these requirements, each of which could have a material adverse effect on our business, results of operations and financial condition.

We will not be able to successfully execute our business strategy if we are deemed to be an investment company under the Investment Company Act of 1940.
U.S. companies that have more than 100 stockholders or are publicly traded in the U.S. and are, or hold themselves out as being, engaged primarily in the business of investing, reinvesting or trading in securities are subject to regulation under the Investment Company Act of 1940 (the “Investment Company Act”).  Unless a substantial part of our assets consists of, and a substantial part of our income is derived from, interests in majority-owned subsidiaries and companies that we primarily control, we may be required to register and become subject to regulation under the Investment Company Act.  If bitcoin and other digital currencies were to be deemed securities for purposes of the Investment Company Act, we would have difficulty avoiding classification and regulation as an investment company.
If we were deemed to be, and were required to register as, an investment company, we would be forced to comply with substantive requirements under the Investment Company Act, including limitations on our ability to borrow money and limitations on our capital structure; restrictions on acquisitions of interests in associated companies, prohibitions on transactions with affiliates, restrictions on specific investments, and compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations affecting investment companies.  If we were forced to comply with the rules and regulations of the Investment Company Act, our operations would significantly change, and we would be prevented from successfully executing our business strategy.  To avoid regulation under the Investment Company Act and related SEC rules, we could need to divest ourselves of bitcoin and other assets which we would otherwise want to retain and we could be unable to sell assets which we would otherwise want to sell.  In addition, we could be forced to acquire additional, or retain existing, income-generating or loss-generating assets which we would not otherwise have acquired or retained and could need to forgo opportunities to acquire bitcoin and other assets that would benefit our business.  If we were forced to sell, buy or retain assets in this manner, we could be prevented from successfully executing our business strategy. Accordingly, if bitcoin and other digital currencies are determined to be securities and we, therefore, become subject to investment company requirements, we could experience material adverse effects on our business.

We may be classified as an inadvertent investment company.
We believe that we are not engaged in the business of investing, reinvesting, or trading in securities, and we do not hold ourselves out as being engaged in those activities. However, under the Investment Company Act a company may be deemed an investment company under section 3(a)(1)(C) thereof if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis.

As a result of our investments and our mining activities, including investments in which we do not have a controlling interest, the investment securities we hold could exceed 40% of our total assets, exclusive of cash items and, accordingly, we could determine that we have become an inadvertent investment company.  The digital currency we own, acquire or mine may be deemed an investment security by the SEC, although we do not believe any of the digital currencies we own, acquire or mine are securities.  An inadvertent investment company can avoid being classified as an investment company if it can rely on one of the exclusions under the Investment Company Act.  One such exclusion, Rule 3a-2 under the Investment Company Act, allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer's total assets on either a consolidated or unconsolidated basis and (b) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer's total assets (exclusive of government securities and cash items) on an unconsolidated basis.  As of December 31, 2018, we do not believe we are an inadvertent investment company, however resolution of pending comments received from the SEC have not been concluded and this issue has not been resolved by SEC rules or regulations. For us, any grace period would be unknown until these issues are resolved or the SEC issues rules and regulations concerning digital currency treatment.   We may take actions to cause the investment securities held by us to be less than 40% of our total assets, which may include acquiring assets with our cash and digital currency on hand or liquidating our investment securities or digital currency or seeking a no-action letter from the SEC if we are unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner.
As the Rule 3a-2 exception is available to a company no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit for at least three years after we cease being an inadvertent investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings. In any event, we do not intend to become an investment company engaged in the business of investing and trading securities.
Classification as an investment company under the Investment Company Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Further, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the Investment Company Act regime. The cost of such compliance would result in the Company incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact to conduct our operations.

The Company has received a subpoena from the SEC.
On April 9, 2018, the Company received a subpoena from the SEC requesting certain information from the Company.  The Company has fully cooperated with the SEC request.  The Company has notified its insurance carrier and is in a dispute regarding potential coverage, although there can be no assurance that the costs of compliance with the subpoena or any related matters will be eligible for insurance coverage.  Nevertheless, responses to the subpoena have and may continue to entail cost and management's attention. The existence of an investigation of the Company could have a materially adverse effect on the Company, its business or operations.

Our chief executive officer and our management team have limited experience.
Our management team suffers from limited experience in blockchain, digital currency assets, digital currency and currency exchanges.  Inasmuch as the industry is in its infancy and few people would be able to describe themselves as having extensive experience when it comes to digital currency, the Company nevertheless believes blockchain, digital currency assets and digital currency are an emerging asset class and its management and key employees, and contractors allow it to remain competitive in the market. Should these skills not be compatible with the needs of our business, and we cannot hire qualified personnel or management, the results could have a material adverse effect on our business and operations.

Digital Currency-Related Risks

Regulatory changes or actions may alter the nature of an investment in us or restrict the use of digital currencies in a manner that adversely affects our business, prospects or operations.
As digital currencies have grown in both popularity and market size, governments around the world have reacted differently to digital currencies; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as in the U.S., subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements.  Ongoing and future regulatory actions may impact our ability to continue to operate, and such actions could affect our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations.

Our change in our business strategy has subjected us to increased SEC scrutiny, which scrutiny may continue in the future.
We were previously focused in life science‑oriented businesses (as a diagnostics company and then a research tools company), under the name Bioptix.  In late 2017, we determined to abandon this business and instead pursue a blockchain and digital currency related business.  The SEC has announced that it is scrutinizing public companies that change their name or business model in a bid to capitalize upon the hype surrounding blockchain technology, and has suspended trading of certain of such companies.  Continued regulatory scrutiny over the Company’s business could have a material adverse effect on our business, prospects or operations.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in digital currencies is subject to a variety of factors that are difficult to evaluate.
The use of digital currencies to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs digital currency assets based upon a computer-generated mathematical and/or cryptographic protocol. Large-scale acceptance of digital currencies as a means of payment has not, and may never, occur. The growth of this industry in general, and the use of digital currencies in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur unpredictably.  The factors include, but are not limited to:

• continued worldwide growth in the adoption and use of digital currencies as a medium to exchange;
• governmental and quasi-governmental regulation of digital currencies and their use, or restrictions on or regulation of access to and operation of the network or similar digital currency systems;
• changes in consumer demographics and public tastes and preferences;
• the maintenance and development of the open-source software protocol of the network;
• the increased consolidation of contributors to the bitcoin blockchain through mining pools;
• the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;
• the use of the networks supporting digital currencies for developing smart contracts and distributed applications;
• general economic conditions and the regulatory environment relating to digital assets; and
• negative consumer sentiment and perception of bitcoin specifically and digital currencies generally.

The outcome of these factors could have negative effects on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations as well as potentially negative effect on the value of any bitcoin or other digital currencies we mine or otherwise acquire or hold for our own account, which would harm investors in our securities.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide digital currency-related services or that accept digital currencies as payment, including financial institutions of investors in our securities.
A number of companies that provide bitcoin and/or other digital currency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services.  Similarly, a number of companies and individuals or businesses associated with digital currencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, particularly in China, where regulatory response to digital currencies has been particularly harsh. We also may be unable to obtain or maintain these services for our business.  The difficulty that many businesses that provide bitcoin and/or derivatives on other digital currency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of digital currencies as a payment system and harming public perception of digital currencies, and could decrease their usefulness and harm their public perception in the future.
During early 2018, Riot experienced similar difficulties with two financial institutions it had previous relationships with and these difficulties may persist in the future.  In each instance wherein the Company was rejected by a bank or other financial institution, the Company was not provided a specific reason for the rejection.  The Company therefore cannot say with any reasonable degree of certainty whether its status as a cryptocurrency mining company affected these decisions, nor can it speculate as to the possibility of future banking difficulties.  If the Company continues to experience such difficulties, however, the Company’s business may suffer and the trading price of its common stock may decline as a result.
The usefulness of digital currencies as a payment system and the public perception of digital currencies could be damaged if banks or financial institutions were to close the accounts of businesses providing bitcoin and/or other digital currency-related services.  This could occur as a result of compliance risk, cost, government regulation or public pressure.  The risk applies to securities firms, clearance and settlement firms, national stock and derivatives on commodities exchanges, the over-the-counter market, and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could negatively affect our relationships with financial institutions and impede our ability to convert digital currencies to fiat currencies.  Such factors could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and harm investors.

We may face risks of Internet disruptions, which could have an adverse effect on the price of digital currencies.
A disruption of the Internet may affect the use of digital currencies and subsequently the value of our securities.  Generally, digital currencies are dependent upon the Internet.  A significant disruption in Internet connectivity could disrupt a currency's network operations until the disruption is resolved and have an adverse effect on the price of digital currencies.

The impact of geopolitical events on the supply and demand for digital currencies is uncertain.
Geopolitical crises may motivate large-scale purchases of bitcoin and other digital currencies, which could increase the price of bitcoin and other digital currencies rapidly.  This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates, adversely affecting the value of our inventory following such downward adjustment.  Such risks are similar to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold.
As an alternative to fiat currencies that are backed by central governments, digital currencies, which are relatively new, are subject to supply and demand forces.  How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us and investors in our common stock.  Political or economic crises may motivate large-scale acquisitions or sales of digital currencies either globally or locally.  Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or any other digital currencies we mine or otherwise acquire or hold for our own account.

Acceptance and/or widespread use of digital currency is uncertain.
Currently, there is a relatively limited use of any digital currency in the retail and commercial marketplace, thus contributing to price volatility that could adversely affect an investment in our securities.  Banks and other established financial institutions may refuse to process funds for digital currency transactions, process wire transfers to or from digital currency exchanges, digital currency-related companies or service providers, or maintain accounts for persons or entities transacting in digital currency.  Conversely, a significant portion of digital currency demand is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset.  Price volatility undermines any digital currency's role as a medium of exchange, as retailers are much less likely to accept it as a form of payment.  Market capitalization for a digital currency as a medium of exchange and payment method may always be low.
The relative lack of acceptance of digital currencies in the retail and commercial marketplace, or a reduction of such use, limits the ability of end users to use them to pay for goods and services.  Such lack of acceptance or decline in acceptances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of bitcoin or any other digital currencies we mine or otherwise acquire or hold for our own account.

Transactional fees may decrease demand for bitcoin and prevent expansion.
As the number of bitcoins currency rewards awarded for solving a block in a blockchain decreases, the incentive for miners to continue to contribute to the bitcoin network may transition from a set reward to transaction fees.
In order to incentivize miners to continue to contribute to the bitcoin network, the bitcoin network may either formally or informally transition from a set reward to transaction fees earned upon solving a block.  This transition could be accomplished by miners independently electing to record in the blocks they solve only those transactions that include payment of a transaction fee.  If transaction fees paid for bitcoin transactions become too high, the marketplace may be reluctant to accept bitcoin as a means of payment and existing users may be motivated to switch from bitcoin to another digital currency or to fiat currency. Either the requirement from miners of higher transaction fees in exchange for recording transactions in a blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for bitcoin and prevent the expansion of the bitcoin network to retail merchants and commercial businesses, resulting in a reduction in the price of bitcoin that could adversely impact an investment in our securities. Decreased use and demand for bitcoin may adversely affect its value and result in a reduction in the price of bitcoin and the value of our common stock.

We face risks from the lack of clarity in the corporate governance of many digital currency systems.
Lack of clarity in the corporate governance of many digital currency systems may lead to ineffective decision making that slows development or prevents a network from overcoming emergent obstacles.  Governance of many digital currency systems is by voluntary consensus and open competition with no clear leadership structure or authority.  To the extent lack of clarity in corporate governance of digital currency systems leads to ineffective decision making that slows development and growth of such digital currencies,, the value of our common stock may be adversely affected.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoin, ether, or other digital currencies, participate in blockchains or utilize similar digital currency assets in one or more countries, the ruling of which would adversely affect us.
Although currently digital currencies generally are not regulated or are lightly regulated in most countries, one or more countries such as China and Russia, which have taken harsh regulatory action in recent months, may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these digital currency assets or to exchange for fiat currency.  Such restrictions may adversely affect us as the large-scale use of digital currencies as a means of exchange is presently confined to certain regions globally.  Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other digital currencies we mine or otherwise acquire or hold for our own account, and harm investors.

The popularity of cryptocurrencies and cryptosecurities offerings may decrease in the future, which could have a material impact on the cryptocurrency and cryptosecurities industry and the Company’s operations and financial conditions.
 In recent years, cryptocurrencies and cryptosecurities have become more widely accepted among investors and financial institutions, but have been also faced increasingly complex legal and regulatory challenges and, to date, have not benefited from widespread adoption by governments, central banks or established financial institutions. Any significant decrease in the acceptance or popularity of cryptocurrency or cryptosecurity offerings may have a material impact on the Company’s operations and financial conditions.

There is a lack of liquid markets, and possible manipulation of blockchain/digital currency‑based assets.
Digital assets that are represented and trade on a ledger-based platform may not necessarily benefit from viable trading markets.  Stock exchanges have listing requirements and vet issuers; requiring them to be subjected to rigorous listing standards and rules, and monitor investors transacting on such platform for fraud and other improprieties.  These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform's controls and other policies.  The more lax a distributed ledger platform is about vetting issuers of digital currency assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of digital currency assets.  These factors may decrease liquidity or volume, or increase volatility of digital securities or other assets trading on a ledger-based system, which may adversely affect us.  Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other digital currencies we mine or otherwise acquire or hold for our own account, and harm investors.

Our operations, investment strategies and profitability may be adversely affected by competition from other methods of investing in digital currencies.
We compete with other users and/or companies that are mining digital currencies and other potential financial vehicles, including securities backed by or linked to digital currencies through entities similar to us.  Market and financial conditions, and other conditions beyond our control, may make it more attractive to invest in other financial vehicles, or to invest in digital currencies directly, which could limit the market for our shares and reduce their liquidity.  The emergence of other financial vehicles and exchange-traded funds have been scrutinized by regulators and such scrutiny and the negative impressions or conclusions resulting from such scrutiny could be applicable to us and impact our ability to successfully pursue our new strategy or operate at all, or to establish or maintain a public market for our securities.  Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other digital currencies we mine or otherwise acquire or hold for our own account, and harm investors.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or other alternatives.
The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether. Our business utilizes presently existent digital ledgers and blockchains and we could face difficulty adapting to emergent digital ledgers, blockchains, or alternatives thereto.  This may adversely affect us and our exposure to various blockchain technologies and prevent us from realizing the anticipated profits from our investments.  Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other digital currencies we mine or otherwise acquire or hold for our own account, and harm investors.

Our digital currencies may be subject to loss, theft or restriction on access.
There is a risk that some or all of our digital currencies could be lost or stolen. Digital currencies are stored in digital currency sites commonly referred to as “wallets” by holders of digital currencies which may be accessed to exchange a holder’s digital currency assets.  Access to our digital currency assets could also be restricted by cybercrime (such as a denial of service attack) against a service at which we maintain a hosted hot wallet.  A hot wallet refers to any digital currency wallet that is connected to the Internet.  Generally, hot wallets are easier to set up and access then wallets in cold storage, but they are also more susceptible to hackers and other technical vulnerabilities.  Cold storage refers to any digital currency wallet that is not connected to the Internet.  Cold storage is generally more secure, but is not ideal for quick or regular transactions.  We hold the majority of our digital currencies in cold storage to reduce the risk of malfeasance, but this risk cannot be eliminated.
Hackers or malicious actors may launch attacks to steal, compromise or secure digital currencies, such as by attacking the digital currency network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means.  We may be in control and possession of one of the more substantial holdings of digital currency.  As we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks or other security threats.  Any of these events may adversely affect our operations and, consequently, our investments and profitability.  The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our digital currency holdings or the holdings of others held in those compromised wallets. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our investments and assets.
Digital currencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain.  We will publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets.  To the extent such private keys are lost, destroyed or otherwise compromised, we will be unable to access our digital currency rewards and such private keys may not be capable of being restored by any network.  Any loss of private keys relating to digital wallets used to store our or our client’s digital currencies could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other digital currencies we mine or otherwise acquire or hold for our own account.

Risks due to hacking or adverse software event.
In order to minimize risk, Riot has established processes to manage wallets that are associated with our digital currency holdings.  There can be no assurances that any processes we have adopted or will adopt in the future are or will be secure or effective, and we would suffer significant and immediate adverse effects if we suffered a loss of our digital currency due to an adverse software or cybersecurity event.  Riot utilizes several layers of threat reduction techniques, including: (i) the use of hardware wallets to store sensitive private key information; (ii) performance of transactions offline; and (iii) offline generation storage and use of private keys.
At present, the Company is evaluating several third-party custodial wallet alternatives, but there can be no assurance Riot will utilize such services, as other new options may develop in the future, and if a custodial wallet is used there can be no assurance that such services will be more secure than those the Company presently employs. Human error and the constantly-evolving state of cybercrime and hacking techniques may render present security protocols and procedures ineffective in ways which we cannot predict.  If our security procedures and protocols are ineffectual and our digital currency assets are compromised by cybercriminals, we may not have adequate recourse to recover our losses stemming from such compromise and we may lose much of the accumulated value of our digital currency mining activities.  This would have a negative impact on our business and operations.

Incorrect or fraudulent digital currency transactions may be irreversible.
Digital currency transactions are irrevocable and stolen or incorrectly transferred digital currencies may be irretrievable.  As a result, any incorrectly executed or fraudulent digital currency transactions could adversely affect our investments and assets.
Digital currency transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the digital currencies from the transaction.  In theory, digital currency transactions may be reversible with the control or consent of a majority of processing power on the network, however, we do not now, nor is it feasible that we could in the future, possess sufficient processing power to effect this reversal.  Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a digital currency or a theft thereof generally will not be reversible and we may not have sufficient recourse to recover our losses from any such transfer or theft.  It is possible that, through computer or human error, or through theft or criminal action, our digital currency rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.  Further, at this time, there is no specifically enumerated U.S. or foreign governmental, regulatory, investigative or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen digital currency.  To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations of and potentially the value of any bitcoin or other digital currencies we mine or otherwise acquire or hold for our own account.

Our interactions with a blockchain may expose us to SDN or blocked persons or cause us to violate provisions of law that did not contemplate distribute ledger technology.
The Office of Financial Assets Control of the US Department of Treasury requires us to comply with its sanction program and not conduct business with persons named on its specially designated nationals (“SDN”) list. However, because of the pseudonymous nature of blockchain transactions we may inadvertently without our knowledge engage in transactions with persons named on OFAC's SDN list. Our Company’s policy prohibits any transactions with such SDN individuals, but we may not be adequately capable of determining the ultimate identity of the individual with whom we transact with respect to selling digital currency assets. Moreover, federal law prohibits any US person from knowingly or unknowingly possessing any visual depiction commonly known as child pornography. Recent media reports have suggested that persons have imbedded such depictions on one or more blockchains. Because our business requires us to download and retain one or more blockchains to effectuate our ongoing business, it is possible that such digital ledgers contain prohibited depictions without our knowledge or consent. To the extent government enforcement authorities literally enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and affect the value of our common stock.

Digital currencies face significant scaling obstacles that can lead to high fees or slow transaction settlement times.
Digital currencies face significant scaling obstacles that can lead to high fees or slow transaction settlement times, and attempts to increase the volume of transactions may not be effective. Scaling digital currencies is essential to the widespread acceptance of digital currencies as a means of payment, which widespread acceptance is necessary to the continued growth and development of our business.  Many digital currency networks face significant scaling challenges.  For example, digital currencies are limited with respect to how many transactions can occur per second.  Participants in the digital currency ecosystem debate potential approaches to increasing the average number of transactions per second that the network can handle and have implemented mechanisms or are researching ways to increase scale, such as increasing the allowable sizes of blocks, and therefore the number of transactions per block, and sharding (a horizontal partition of data in a database or search engine), which would not require every single transaction to be included in every single miner's or validator's block.  However, there is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of digital currency transactions will be effective, or how long they will take to become effective, which could adversely affect an investment in our securities.

The price of digital currencies may be affected by the sale of such digital currencies by other vehicles investing in digital currencies or tracking digital currency markets.
The global market for digital currency is characterized by supply constraints that differ from those present in the markets for commodities or other assets such as gold and silver.  The mathematical protocols under which certain digital currencies are mined permit the creation of a limited, predetermined amount of currency, while others have no limit established on total supply.  To the extent that other vehicles investing in digital currencies or tracking digital currency markets form and come to represent a significant proportion of the demand for digital currencies, large redemptions of the securities of those vehicles and the subsequent sale of digital currencies by such vehicles could negatively affect digital currency prices and therefore affect the value of the digital currency inventory we hold.  Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other digital currencies we mine or otherwise acquire or hold for our own account.

Because there has been limited precedent set for financial accounting of bitcoin and other digital currency assets, the determination that we have made for how to account for digital currency assets transactions may be subject to change.
Because there has been limited precedent set for the financial accounting of digital currencies and related revenue recognition and no official guidance has yet been provided by the Financial Accounting Standards Board or the SEC, it is unclear how companies may in the future be required to account for digital currency transactions and assets and related revenue recognition. A change in regulatory or financial accounting standards could result in the necessity to change our accounting methods and restate our financial statements. Such a restatement could adversely affect the accounting for our newly mined digital currency rewards and more generally negatively impact our business, prospects, financial condition and results of operation. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which would have a material adverse effect on our business, prospects or operations as well as and potentially the value of any digital currencies we hold or expects to acquire for our own account and harm investors.

If a malicious actor or botnet obtains control of more than 50% of the processing power on a digital currency network, such actor or botnet could manipulate blockchains to adversely affect us, which would adversely affect an investment in us and our ability to operate.
If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining a digital currency, it may be able to alter blockchains on which transactions of digital currency reside and rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all.  The malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new units or transactions using such control.  The malicious actor could “double-spend” its own digital currency (i.e., spend the same bitcoin in more than one transaction) and prevent the confirmation of other users' transactions for as long as it maintained control.  To the extent that such malicious actor or botnet does not yield its control of the processing power on the network or the digital currency community does not reject the fraudulent blocks as malicious, reversing any changes made to blockchains may not be possible.  The foregoing description is not the only means by which the entirety of blockchains or digital currencies may be compromised, but is only an example.
Although there are no known reports of the control of a blockchain being achieved by an individual or a single mining pool through controlling over 50% of the processing power on the blockchain’s network, if, for example, a single mining pool could exert authority over the validation of bitcoin (our largest digital currency asset) transactions, any compromise of that mining pool by a malicious actor or botnet could do substantial harm to the value of bitcoin.  To the extent that the bitcoin ecosystem and the administrators of mining pools specifically, do not act to ensure continued decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining control over the majority of the bitcoin blockhain’s mining processing power will increase. As control of bitcoin mining processing power becomes increasingly centralized, a malicious actor in control of a single majority mining pool (if one ever comes to exist) or few major mining pools could feasibly gain control over more than 50% of the aggregate bitcoin mining processing power, thereby compromising the entire bitcoin blockchain; whereas if the blockchain remains decentralized it is inherently more difficult for a botnet or other malicious actor to aggregate enough processing power to gain control over the bitcoin blockchain.  Continued centralization of the bitcoin blockchain’s mining processing power potentially poses a threat to the value of the bitcoin we mine or hold for our account (or other digital currencies we mine or otherwise acquire or hold for our own account, which are subject to similar risks), as the value of bitcoin is tied to the authenticity of the transactions on the blockchain, which, in large part, is ensured by the decentralized nature of the bitcoin blockchain.  This trend towards centralization of the bitcoin blockchain could result in a loss of confidence in bitcoin, harming its value which could have a material adverse effect on our business and the value of our common stock.

Digital Currency Mining-Related Risks

There are risks related to technological obsolescence and difficulty in obtaining new hardware.
Our mining operations can only be successful and ultimately profitable if the costs, including hardware and electricity costs, associated with mining digital currencies are lower than the price of a bitcoin. As our mining facility operates, our miners experience ordinary wear and tear, and may also face more significant malfunctions caused by a number of extraneous factors beyond our control.  The degradation of our miners will require us to, over time, replace those miners which are no longer functional. Additionally, as the technology evolves, we may be required to acquire newer models of miners to remain competitive in the market.  Reports have been released which indicate that Bitmain adjusts the prices of its miners according to bitcoin prices, so the cost of new machines is unpredictable but could be extremely high. Further, given supply limitations and competition from other industry participants, those miners can be difficult to obtain from Bitmain directly on a timely basis. As a result, at times, we may obtain Bitmain miners and other hardware from third parties at premium prices, to the extent they are available. For example, in November 2017, in order to facilitate the launch of our mining operations without the potential delay associated with acquiring miners directly from Bitmain, we purchased Bitmain miners at substantially above Bitmain’s list prices. Additionally, to keep pace with technological advances and competition from other mining companies, we will need to replace or update our miners and other equipment from time to time to stay competitive. This process will require substantial capital investment, and we may face challenges in doing so on a timely and cost-effective basis. Also, because our miners are expected to require replacement in a relatively short amount of time, we expect to depreciate them over only a two-year period for financial reporting purposes, adversely affecting our reported operating results. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy, which could have a material adverse effect on our business and the value of our common stock.

Our reliance primarily on a single model of miner may subject our operations to increased risk of mine failure.
The performance and reliability of our miners and our technology is critical to our reputation and our operations. Because we currently only use Bitmain miners, if there are issues with those machines, our entire system could be affected. Any system error or failure may significantly delay response times or even cause our system to fail. Any disruption in our ability to continue mining could result in lower yields and harm our reputation and business. Any exploitable weakness, flaw, or error common to Bitmain miners affects all our miners, if a defect other flaw is exploited, our entire mine could go offline simultaneously. Any interruption, delay or system failure could result in financial losses, a decrease in the trading price of our common stock and damage to our reputation.

The Company’s reliance on a third-party mining pool service provider for our mining revenue payouts may have a negative impact on the Company operations.
We use third–party mining pools to receive our mining rewards from the network. Bitcoin mining pools allow miners to combine their processing power, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to our contribution to the pool’s overall mining power, used to generate each block. Should the pool operator’s system suffer downtime due to a cyber-attack, software malfunction or other similar issues, it will negatively impact our ability to mine and receive revenue. Furthermore, we are reliant on the accuracy of the mining pool operator’s record keeping to accurately record the total processing power provided to the pool for a given bitcoin mining application in order to assess the proportion of that total processing power we provided.  While we have internal methods of tracking both our power provided and the total used by the pool, the mining pool operator uses its own record-keeping to determine our proportion of a given reward.  We have little means of recourse against the mining pool operator if we determine the proportion of the reward paid out to us by the mining pool operator is incorrect, other than leaving the pool. If we are unable to consistently obtain accurate proportionate rewards from our mining pool operators, we may experience reduced reward for our efforts, which would have an adverse effect on our business and operations.

The primary digital currencies for which we mine, bitcoin and litecoin, are subject to halving; the digital currency reward for successfully uncovering a block will halve several times in the future and their value may not adjust to compensate us for the reduction in the rewards we receive from our mining efforts.
Halving is a process designed to control the overall supply and reduce the risk of inflation in cryptocurrencies using a Proof-of-Work consensus algorithm. At a predetermined block, the mining reward is cut in half, hence the term “halving.” For bitcoin, the reward was initially set at 50 bitcoin currency rewards per block and this was cut in half to 25 in November 28, 2012 at block 210,000 and again to 12.5 on July 9, 2016 at block 420,000. The next halving for bitcoin is expected in May 2020 at block 630,000 when the reward will reduce to 6.25. This process will reoccur until the total amount of bitcoin currency rewards issued reaches 21 million, which is expected around 2140. Similarly, litecoin first halved on August 25, 2015 at block 840,000 from 50 to 25. It is expected to halve a second time in August 2019 at block 1,680,000 to 12.5. While bitcoin and litecoin prices have had a history of price fluctuations around the halving of their respective digital currency rewards, there is no guarantee that the price change will be favorable or would compensate for the reduction in mining reward.  If a corresponding and proportionate increase in the trading price of these digital currencies does not follow these anticipated halving events, the revenue we earn from our mining operations would see a corresponding decrease, which would have a material adverse effect on our business and operations.

Our future success will depend in large part upon the value of bitcoin; the value of bitcoin and other digital currencies may be subject to pricing risk and has historically been subject to wide swings.
Our operating results will depend in large part upon the value of bitcoin because it’s the primary digital currency we currently mine.  Specifically, our revenues from our bitcoin mining operations are based upon two factors: (1) the number of bitcoin rewards we successfully mine and (2) the value of bitcoin.  In addition, our operating results are directly impacted by changes in the value of bitcoin, because under the value measurement model, both realized and unrealized changes will be reflected in our statement of operations (i.e., we will be marking bitcoin to fair value each quarter).  This means that our operating results will be subject to swings based upon increases or decreases in the value of bitcoin.  Furthermore, our new strategy initially focuses almost entirely on bitcoin (as opposed to other digital currencies). Further, our current application-specific integrated circuit (“ASIC”) machines (which we refer to as “miners”) are principally utilized for mining bitcoin and bitcoin cash and cannot mine other digital currencies, such as ether, that are not mined utilizing the “SHA-256 algorithm.” If other digital currencies were to achieve acceptance at the expense of bitcoin or bitcoin cash causing the value of bitcoin or bitcoin cash to decline, or if bitcoin were to switch its proof of work algorithm from SHA-256 to another algorithm for which our miners are not specialized, or the value of bitcoin or bitcoin cash were to decline for other reasons, particularly if such decline were significant or over an extended period of time, our operating results would be adversely affected, and there could be a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations, and harm investors.
Bitcoin and other digital currency market prices, which have historically been volatile and are impacted by a variety of factors (including those discussed below), are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms.  Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions.  Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of digital currencies, or our share price, inflating and making their market prices more volatile or creating “bubble” type risks for both bitcoin and shares of our common stock.

We may not be able to realize the benefits of forks.
To the extent that a significant majority of users and miners on a digital currency network install software that changes the digital currency network or properties of a digital currency, including the irreversibility of transactions and limitations on the mining of new digital currency, the digital currency network would be subject to new protocols and software.  However, if less than a significant majority of users and miners on the digital currency network consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” of the network, with one prong running the pre-modified software and the other running the modified software.  The effect of such a fork would be the existence of two versions of the digital currency running in parallel, yet lacking interchangeability and necessitating exchange-type transaction to convert currencies between the two forks. Additionally, it may be unclear following a fork which fork represents the original asset and which is the new asset.  Different metrics adopted by industry participants to determine which is the original asset include: referring to the wishes of the core developers of a digital currency, blockchains with the greatest amount of hashing power contributed by miners or validators; or blockchains with the longest chain.  A fork in the network of a particular digital currency could adversely affect an investment in our securities or our ability to operate.
We may not be able to realize the economic benefit of a fork, either immediately or ever, which could adversely affect an investment in our securities.  If we hold a digital currency at the time of a hard fork into two digital currencies, industry standards would dictate that we would be expected to hold an equivalent amount of the old and new assets following the fork.  However, we may not be able, or it may not be practical, to secure or realize the economic benefit of the new asset for various reasons.  For instance, we may determine that there is no safe or practical way to custody the new asset, that trying to do so may pose an unacceptable risk to our holdings in the old asset, or that the costs of taking possession and/or maintaining ownership of the new digital currency exceed the benefits of owning the new digital currency.  Additionally, laws, regulation or other factors may prevent us from benefitting from the new asset even if there is a safe and practical way to custody and secure the new asset.

There is a possibility of digital currency mining algorithms transitioning to proof of stake validation and other mining‑related risks, which could make us less competitive and ultimately adversely affect our business and the value of our stock.
Proof of stake is an alternative method in validating digital currency transactions.  Should the algorithm shift from a proof of work validation method to a proof of stake method, mining would require less energy and may render any company that maintains advantages in the current climate (for example, from lower priced electricity, processing, real estate, or hosting) less competitive.  We, as a result of our efforts to optimize and improve the efficiency of our digital currency mining operations, may be exposed to the risk in the future of losing the benefit of our capital investments and the competitive advantage we hope to gain form this as a result, and may be negatively impacted if a switch to proof of stake validation were to occur.  This may additionally have an impact on other various investments of ours, including how it may potentially affect transactional volume on Coinsquare or affect our strategy for investigating the launch of a digital currency exchange in the United States.  Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other digital currencies we mine or otherwise acquire or hold for our own account.

To the extent that the profit margins of bitcoin mining operations are not high, operators of bitcoin mining operations are more likely to immediately sell bitcoin rewards earned by mining in the market, thereby constraining growth of the price of bitcoin that could adversely impact us, and similar actions could affect other digital currencies.
Over the past two years, bitcoin mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation ASIC servers.  Currently, new processing power is predominantly added by incorporated and unincorporated “professionalized” mining operations.  Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers.  They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms.  As a result, professionalized mining operations are of a greater scale than prior miners and have more defined and regular expenses and liabilities.  These regular expenses and liabilities require professionalized mining operations to maintain high profit margins on the sale of bitcoin. To the extent the price of bitcoin declines and such profit margin is constrained, professionalized miners are incentivized to more immediately sell bitcoin earned from mining operations, whereas it is believed that individual miners in past years were more likely to hold newly mined bitcoin for more extended periods.  The immediate selling of newly mined bitcoin greatly increases the trading volume of bitcoin, creating downward pressure on the market price of bitcoin rewards.
The extent to which the value of bitcoin mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation.  A professionalized mining operation may be more likely to sell a higher percentage of its newly mined bitcoin rapidly if it is operating at a low profit margin and it may partially or completely cease operations if its profit margin is negative.  In a low profit margin environment, a higher percentage could be sold more rapidly, thereby potentially depressing bitcoin prices.  Lower bitcoin prices could result in further tightening of profit margins for professionalized mining operations creating a network effect that may further reduce the price of bitcoin until mining operations with higher operating costs become unprofitable forcing them to reduce mining power or cease mining operations temporarily.
The foregoing risks associated with bitcoin could be equally applicable to other digital currencies, whether existing now or introduced in the future.  Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of bitcoin and any other digital currencies we mine or otherwise acquire or hold for our own account, and harm investors.

Digital currencies, including those maintained by or for us, may be exposed to cybersecurity threats and hacks.
As with any computer code generally, flaws in digital currency codes may be exposed by malicious actors.  Several errors and defects have been found previously, including those that disabled some functionality for users and exposed users' information.  Exploitations of flaws in the source code that allow malicious actors to take or create money have previously occurred.  Despite our efforts and processes to prevent breaches, our devices, as well as our miners, computer systems and those of third parties that we use in our operations, are vulnerable to cyber security risks, including cyber-attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our miners and computer systems or those of third parties that we use in our operations.  Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other digital currencies we mine or otherwise acquire or hold for our own account.

We are subject to risks associated with our need for significant electrical power.  Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours.
The operation of a bitcoin or other digital currency mine can require massive amounts of electrical power.  Further, our mining operations can only be successful and ultimately profitable if the costs, including electrical power costs, associated with mining a bitcoin are lower than the price of a bitcoin.  As a result, any mine we establish can only be successful if we can obtain sufficient electrical power for that mine on a cost-effective basis, and our establishment of new mines requires us to find locations where that is the case.  Our current mining operation in Oklahoma does not have a guaranteed price of electricity, which varies. There may be significant competition for suitable mine locations, and government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage, or may otherwise potentially restrict or prohibit the provision or electricity to mining operations.  For example, the board of commissioners of Chelan County Public Utility District in Washington voted to stop reviewing applications for mining facilities following a review of the impact of existing operations.  Additionally, our mines could be materially adversely affected by a power outage.  Given the power requirement, it would not be feasible to run miners on back-up power generators in the event of a government restriction on electricity or a power outage. If we are unable to receive adequate power supply and are forced to reduce our operations due to the availability or cost of electrical power, our business would experience materially negative impacts.

If the award of digital currency rewards, for us primarily bitcoin for solving blocks and transaction fees are not sufficiently high, we may not have an adequate incentive to continue mining and may cease mining operations, which will likely lead to our failure to achieve profitability.
As the number of digital currency rewards awarded for solving a block in a blockchain decreases, our ability to achieve profitability worsens.  Decreased use and demand for bitcoin rewards may adversely affect our incentive to expend processing power to solve blocks.  If the award of bitcoin rewards for solving blocks and transaction fees are not sufficiently high, we may not have an adequate incentive to continue mining and may cease our mining operations.  For instance, the current fixed reward for solving a new block on the bitcoin blockchain is twelve and a half bitcoin currency rewards per block, which decreased from 25 bitcoin in July 2016.  It is estimated that it will halve again in about one year.  This reduction may result in a reduction in the aggregate hash rate of the bitcoin network as the incentive for miners decreases.  Miners ceasing operations would reduce the collective processing power on the network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to a blockchain until the next scheduled adjustment in difficulty for block solutions) and make digital currency networks more vulnerable to a malicious actor or botnet obtaining control in excess of 50 percent of the processing power active on a blockchain, potentially permitting such actor or botnet to manipulate a blockchain in a manner that adversely affects our activities.  A reduction in confidence in the confirmation process or processing power of the network could result and be irreversible.  Such events could have a material adverse effect on our ability to continue to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other digital currencies we mine or otherwise acquire or hold for our own account.

Our dependence on third-party software and personnel may leave us vulnerable to price fluctuations and rapidly changing technology.
Competitive conditions within the digital currency industry require that we use sophisticated technology in the operation of our business.  We currently utilize third party software applications in our mining operations.  Further, we are licensing third-party software to run our planned exchange and we may not be able to amend or change our agreements with these third party service providers to respond to changes in the market.  The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements and evolving industry standards.  New technologies, techniques or products could emerge that might offer better performance than the software and other technologies we currently utilize, and we may have to manage transitions to these new technologies to remain competitive.  We may not be successful, generally or relative to our competitors in the digital currency industry, in timely implementing new technology into our systems, or doing so in a cost-effective manner.  During the course of implementing any such new technology into our operations, we may experience system interruptions and failures during such implementation.  Furthermore, there can be no assurances that we will recognize, in a timely manner or at all, the benefits that we may expect as a result of our implementing new technology into our operations. As a result, our business and operations may suffer, and there may be adverse effects on the price of our common stock.

Risks Associated with our Exploratory Efforts to Launch a U.S. Digital Currency Exchange and Related Businesses

We may not successfully develop, market and launch any digital currency exchange.
We are investigating and planning the development of a digital currency exchange. For a variety of reasons (including but not limited to the regulatory challenges and other risks discussed below), we could suffer significant delays in our efforts to establish such an exchange, and may ultimately not be successful in doing so. We will need to obtain additional management, regulatory compliance and technical expertise and devote substantial time and effort to this project. None of our management of directors have any prior experience in founding, operating, or being employed by any existing cryptocurrency, commodity or securities exchange. We have outsourced to third parties the development of each element of the proposed RiotX exchange, and cannot assure you that we will be able to successfully integrate these various elements into a usable exchange or a profitable business. We also expect to need to raise additional funds (which may be seek by offering direct investments in this business) to pursue development of the exchange, and we may not be successful in raising that capital.  It is possible that the launch of our digital currency exchange may never occur, and even if it is successfully developed, it is possible that it will not be accessed or utilized by a large number of users or will otherwise not achieve market acceptance. If our planned exchange is never launched or is never accessed and used by a large number of users, than we may be forced to reduce or cease our operations of our exchange, and we could lose all of our investment therein.
If regulatory changes or interpretations require the regulation of bitcoin or other digital currency assets under the securities laws of the United States or elsewhere, including the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Commodity Exchange Act or similar laws of other jurisdictions and interpretations by the SEC, CFTC, IRS, Department of Treasury or other agencies or authorities, we may be required to register and comply with such regulations, including at a state or local level.  To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expenses or burdens to us.
Regulatory developments, including current and future legislation, SEC rulemaking, interpretations released by a regulatory authority, and/or judicial decisions, may impact the manner in which bitcoin or other digital currencies are viewed or treated for classification and clearing purposes.  In particular, bitcoin and other digital currencies may not be excluded from the definition of “security” by SEC rulemaking or interpretations which require registration of all transactions therefor would occur on our planned exchange, unless another exemption is available, and require registration of trading platforms as “exchanges” with the SEC.
We cannot be certain as to how future regulatory developments will impact the treatment of bitcoin and other digital currencies under applicable law.  If we determine that we are not able to comply, or otherwise fail to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations or be subjected to fines, penalties and other governmental enforcement actions.  Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other digital currencies we mine or otherwise acquire or hold for our own account, which would harm investors in our common stock.

The cryptocurrencies which may be exchanged on our planned RiotX Exchange may, in the future, be classified as “securities” by the SEC, subjecting us to substantially increased compliance costs with respect to those cryptocurrencies.
On July 25, 2017, the SEC issued an investigative report, stating that offers and sales of digital assets by “virtual” organizations using distributed ledger or cryptocurrency technology (i.e., Initial Coin Offerings or Token Sales) are subject to the requirements of federal securities laws. On June 6, 2018, the Chairman of the SEC issued a statement to clarify that bitcoin is a commodity and that the SEC does not deem it and similar cryptocurrency coins to be securities, and in contrast to initial coin offerings of tokens which do fall within the definition of a security and will be regulated as such. In March of 2019, the SEC announced that it is it is looking for an “attorney advisor” to operate as a “Crypto Specialist,” which many observers interpret as an indication that the SEC is stepping up its efforts to regulate cryptocurrencies. To the extent that bitcoin, ethereum, or litecoin are themselves determined to be a security, commodity future or other regulated asset, or to the extent that a United States or foreign government or quasi-governmental agency exerts regulatory authority over the bitcoin, ethereum, or litecoin networks, or cryptocurrency trading and ownership, trading or ownership in cryptocurrency may be adversely affected, which could adversely affect an investment in our Company.

To the extent that future regulatory actions or policies limit the ability to exchange cryptocurrency or utilize them for payments, the demand for cryptocurrency will be reduced. Furthermore, regulatory actions may limit the ability of end-users to convert cryptocurrency into fiat currency (e.g., U.S. Dollars) or use cryptocurrency to pay for goods and services. Such regulatory actions or policies could adversely affect an investment in us.
Cryptocurrency currently faces an uncertain regulatory landscape in not only the United States, but also in many foreign jurisdictions such as the European Union, China and Russia. Various foreign jurisdictions may, in the near future, adopt laws, regulations, or directives that affect cryptocurrency networks and its users, particularly cryptocurrency exchanges and service providers that fall within such jurisdictions’ regulatory scope.
To the extent that cryptocurrencies which may be traded on our planned RiotX exchange are classified as “securities” under applicable U.S. law or are otherwise regulated by governmental agencies and quasi-governmental bodies, we may incur substantially increased compliance costs associated with such classification.  We may elect Rot to permit transfer of those cryptocurrencies which are classified as securities on our RiotX exchange and, in the event all cryptocurrencies are so classified, we may suspend trading altogether on our RiotX exchange.  Increased costs of complying with additional regulations following such a classification will affect the future profitability of our planned RiotX exchange and as a result, RiotX may never achieve profitability and we may lose all of our capital investment in RiotX.

Our planned RiotX exchange is not now, nor do we plan for it to be, classified as an Alternative Trading System (“ATS”), as that term is defined under Rule 300(a) of Regulation M, or a registered broker-dealer under Sections 15 and 3(4) of the Exchange Act; to the extent RiotX is classified as such, we will face substantially increased regulatory compliance costs and RiotX may never achieve profitability.
Broker-dealers are subject to extensive regulatory requirements under federal and state laws and regulations and self-regulatory organization (“SRO”) rules. Our planned RiotX exchange is not registered with the SEC as a broker-dealer under the Exchange Act and in the states in which we plan to operate it as a cryptocurrency exchange and it is not a member, and is not subject to the rules, of FINRA.  So long as the cryptocurrencies which may be exchanged on the planned RiotX exchange are not considered “securities” by the SEC or other U.S. governmental and regulatory bodies, we do not believe RiotX is an exchange facilitating the exchange of securities and therefore we do not believe it constitutes an ATS or is required to register as a broker-dealer.  We have relied on applicable guidance and the advice of counsel in making such determination, but we cannot guarantee that RiotX will not be classified as an ATS or a broker-dealer.  In the event RiotX is so classified, it will be subject to regulation, examination, investigation and disciplinary action by the SEC, FINRA and state securities regulators, as well as other governmental authorities and SROs with which they will have to register or become licensed or of which they become a member.
We have been and remain involved in ongoing oral and written communications with regulatory authorities in connection with ongoing examinations, inquiries, or investigations. If RiotX is determined to be an ATS or a broker-dealer and we become subject to the applicable regulatory regime, the compliance costs will be substantial, which could affect the future profitability of RiotX.  If RiotX is required to comply with these regulations, we could be forced to reduce or cease its operations, which would have a material adverse effect on our operations and financial condition.
The planned RiotX exchange is intended to generate a significant portion of our revenues. Any failure of RiotX to comply with all applicable rules and regulations, and the accompanying fines and other costs, along with the possibility that we may be forced to reduce or cease its operations entirely, could have a material adverse effect on our operations and financial condition and a material adverse effect on us.

We may be required to register as a money services business with the FinCEN and as a money transmitter in states with applicable money transmitter regulations.
To the extent that our activities cause us to be deemed a money services business under the regulations promulgated by the FinCEN under the authority of the Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records which could increase our compliance costs significantly. In addition, it is possible that other regulations may apply to our spot exchange operations. For example, the SEC may take the position that digital currencies may only be traded on or subject to the rules of a national securities exchange unless exempt from such requirements.
Furthermore, to the extent that our activities cause us to be deemed a “money transmitter” under one or more state laws (e.g., engaging in the business of exchanging virtual for fiat currency or virtual for digital currency) or that we are engaged in other business involving digital currency activities that are regulated in any state in which we operate, such as business conducting digital currency business activity in New York state, which requires a so-called “BitLicense,” we may be required to seek a license or otherwise register with a state regulator and comply with state regulations. If we are required to register in these states and comply with their individual requirements, we can expect to incur significant compliance costs, including increased legal expenses, accounting expenses and internal costs. Without a required money transmitter license, we could not engage in money transmitter activities with persons residing in the relevant state (or from such state), or engage in other activities (e.g., custody) requiring another license such as a BitLicense.
We intend to initially obtain state money transmitter licenses, as necessary, on a state by state basis and we currently have such licenses from Florida and Georgia. The process of obtaining the necessary licenses to effect such trades can take an extensive period of time, and as a result we may initially operate our digital currency spot exchange in a limited number of states. There is also a risk that necessary licenses will not be granted and that therefore we will be unable to establish an exchange in particular states, or at all.  If we are unable to establish a digital currency exchange (at all or in certain states), or if we are delayed in doing so, such factors could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy, which could have a material adverse effect on our business, prospects or operations.
To the extent that we need to register as a money services business or become licensed as a money transmitter or businesses engaged in digital currency business activity, and be subject to associated regulatory obligations, such obligations will cause us to incur additional expenses, possibly affecting an investment in us in a material and adverse manner.  In addition, to the extent we are found to have operated without appropriate state or federal licenses, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and affect the value of our securities.

If we are successful in developing a spot exchange for trading digital currencies like bitcoin, we will begin to store, process, and use data, some of which contains personal information.  This will subject us to complex and evolving federal, state and foreign laws and regulations regarding privacy, data protection, content and other matters.  Many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations and declines in user growth, retention, or engagement, any of which could seriously harm our business.
If we successfully launch a spot exchange for trading digital currency, we will be subject to a variety of laws and regulations in the United States and potentially other jurisdictions (such as The European Union) that affect matters central to our business, including but not limited to; anti-money laundering, user privacy, security, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation, and online payment services.  These laws can be particularly restrictive in countries outside the United States.  Both in the United States and abroad, these laws and regulations constantly evolve and remain subject to significant change.  In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate.  Because we may store, process and use data, some of which contains personal information, we will likely be subject to complex and evolving federal, state and foreign laws and regulations regarding privacy, data protection, content and other matters.  Many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations and declines in user growth, retention, or engagement, any of which could seriously harm our business.  If we do not comply with all of our requirements, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and affect the value of our securities.

Digital currency exchanges and other trading venues (including the Coinsquare exchange, in which we have an ownership interest) are relatively new and, in most cases, largely unregulated, and may therefore be subject to fraud and failures, including security breaches that may result in a loss of all or some digital currencies.
Digital currency market prices depend, directly or indirectly, on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, derivatives on commodities or currencies.  For example, during the past three years, a number of exchanges offering bitcoin and other digital currencies have closed due to fraud, business failure or security breaches.  In many of these instances, the customers of the closed exchanges were not compensated or made whole for the partial or complete losses of their account balances.  While smaller exchanges are less likely to have the infrastructure and capitalization that may provide larger exchanges with some stability, larger exchanges may be more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operations, gather sensitive information or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action.  Insurance for such exchanges is not currently readily available and we do not expect any insurance for customer accounts to be available (such as federal deposit insurance) at any time in the future, putting customer accounts at risk of such events.  In the event that we face fraud, security failures, operational issues or similar events, such factors could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations.

Our introducing broker subsidiary is subject to oversight by the CFTC and NFA.
 In connection with our plan to establish a digital currency spot exchange, our recently acquired subsidiary Logical Brokerage Corp., is a CFTC-registered introducing broker and is subject to oversight by the CFTC and the NFA.  The CFTC and NFA do not have functional oversight over digital currency spot exchanges, but the CFTC has authority to bring cases based on fraud and manipulation.  As a result of this, we must comply with CFTC and NFA requirements applicable to introducing brokers, including complying with anti-money laundering requirements. If we do not fully comply with all such requirements, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and affect the value of our securities.

Security breaches of our systems, or those of our clients or third parties, may subject us to significant liability and damage the Company or our U.S. Digital Currency Exchange’s reputation.
Our business involves the secure processing, storage, and transmission of confidential information about our clients and us. Information security risks for financial institutions are increasing, in part because of the use of the internet and mobile technologies to conduct financial transactions, and the increased sophistication and activities of organized crime, activists, hackers and other external parties, including foreign state actors. Our systems and those of other exchanges have been and are likely to continue to be the target of cyber-attacks, malicious code, computer viruses and denial of service attacks that could result in unauthorized access, misuse, loss or destruction of data (including confidential client information), account takeovers, unavailability of service or other events. Despite our efforts to ensure the integrity of our systems, we may not be able to anticipate or to implement effective preventive measures against all security breaches of these types, especially because the techniques used change frequently or are not recognized until launched, and because security attacks can originate from a wide variety of sources. Data security breaches may also result from non-technical means, for example, employee misconduct. Given the high volume of transactions that an exchange processes, the large number of clients, counterparties and third-party service providers with which we do business and the increasing sophistication of cyber-attacks, a cyber-attack could occur and persist for an extended period of time before being detected. The extent of a particular cyber-attack and the steps we may need to take to investigate the attack may not be immediately clear, and it may take a significant amount of time before an investigation is completed and full and reliable information about the attack is known. During such time we would not necessarily know the extent of the harm or how best to remediate it, and certain errors or actions could be repeated or compounded before they are discovered and remediated, all or any of which would further increase the costs and consequences of a cyber-attack.
Security breaches, including breaches of our security measures or those of our third-party service providers or clients, could result in a violation of applicable privacy and other laws and could subject us to significant liability or loss that may not be covered by insurance, actions by our regulators, damage to our U.S. Digital Currency Exchange’s reputation, or a loss of confidence in our security measures which could harm our business. We may be required to expend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures.

We also face risk related to external fraud involving the misappropriation and use of clients’ user names, passwords or other personal information to gain access to clients’ financial accounts and digital currency accounts at our U.S. Digital Currency Exchange. This could occur from the compromise of clients’ personal electronic devices or as a result of a data security breach at an unrelated company where clients’ personal information is taken and then made available to fraudsters. Such risk has grown in recent years due to the increased sophistication and activities of organized crime and other external parties, including foreign state-sponsored parties. Losses reimbursed to clients for these activities could have a negative impact on our business, financial condition and results of operations while failure to reimburse clients for these events could materially adverse our reputation.

Our U.S. Digital Currency Exchange will rely heavily on technology, which can be subject to interruption and instability due to operational and technological failures, both internal and external.
We will rely on technology, particularly the Internet and mobile services, to conduct much of our business activity and allow our users to conduct financial transactions. Our systems and operations, including our primary and disaster recovery data center operations, as well as those of the third parties on whom we rely to conduct certain key functions, are vulnerable to disruptions from natural disasters, power outages, computer and telecommunications failures, software bugs, computer viruses, malware, distributed denial of service attacks, spam attacks, phishing or other social engineering, ransomware, attempted unauthorized access, technological failure, human error, terrorism and other similar events. In addition, extraordinary trading volumes or site usage could cause our computer systems to operate at an unacceptably slow speed or even fail. Disruptions to, destruction of, instability of or other failure to effectively maintain our information technology systems or external technology that allows our customers to use our products and services could harm our business and our reputation.
Should our technology operations be disrupted, we may have to make significant investments to upgrade, repair or replace our technology infrastructure and may not be able to make such investments on a timely basis. While we have made significant investments designed to enhance the reliability and scalability of our operations, we cannot assure that we will be able to maintain, expand and upgrade our systems and infrastructure to meet future requirements and mitigate future risks on a timely basis or that we will be able to retain skilled information technology employees. Disruptions in service and slower system response times could result in substantial losses, decreased customer service and satisfaction, customer attrition and harm to our reputation. Our insurance coverage may be insufficient to protect us against all losses and costs stemming from operational and technological failures.

Our U.S. Digital Currency Exchange may not be widely adopted and may have limited users.
It is possible that our U.S. Digital Currency Exchange will not be used by a large number of individuals, institutional investors, companies and other entities or that there will be limited interest in the creation and development of U.S. Digital Currency Exchange or digital current exchanges in general. Such a lack of use or interest could negatively impact the financial position of the Company.

The open-source structure of many digital currencies, including Bitcoin, Ethereum and others means that the digital currencies held by the Company, held by our current or potential clients at our U.S. Digital Currency Exchange or available for trading at our U.S. Digital Currency Exchange may be susceptible to developments by users or contributors that could materially damage our reputation as well as the value of our client’s investments.
An open source project, may not be represented, maintained or monitored by an official organization or authority. The open-source nature of many projects means that it may be difficult for the many digital currencies or their contributors to maintain or develop their underlying project and may not have adequate resources to address emerging issues or malicious programs that develop in an adequate or timely manner. Third parties not affiliated with these projects may introduce weaknesses or bugs into the core infrastructure elements of the network and open-source code which may negatively impact the prices of digital currencies available on our U.S. Digital Currency Exchange. Such events may result in a loss of trust in the security and operation of these digital currencies and a decline in user activity and could negatively impact the market price of the digital currencies. Further as open source projects, we may not have the ability to evaluate key parties behind the development of many digital currencies or to properly communicate with any key decision makers for digital currencies available on our U.S. Digital Currency Exchange These factors could lead to negative outcomes for digital currencies and our clients that are beyond our control but that harm the Company or its reputation.

Even well-established Digital Currencies such as The Bitcoin Network use a cryptographic protocol to govern the peer-to-peer interactions between computers connected to the Bitcoin Network. The code that sets forth the protocol is informally managed by a development team known as the Core Developers that was initially appointed informally by the Bitcoin Network’s purported creator, Satoshi Nakamoto. The members of the Core Developers evolve over time, largely based on self-determined participation in the resource section dedicated to Bitcoin on Github.com. The Core Developers can propose amendments to the Bitcoin Network’s source code through software upgrades that alter the protocols and software of the Bitcoin Network and the properties of bitcoins, including the irreversibility of transactions and limitations on the mining of new bitcoins. Proposals for upgrades and related discussions take place on online forums including GitHub.com and Bitcointalk.org. To the extent that a significant majority of the users and miners on the Bitcoin Network install such software upgrade(s), the Bitcoin Network would be subject to new protocols and software that may adversely impact the network and Bitcoin as a whole, including the price of Bitcoin.

Because there has been limited precedent set for tax accounting of bitcoin and other digital currency assets, the determination that we have made for how to account for the tax treatment of digital currency assets transactions may be subject to change and challenge by relevant tax authorities in various countries, including the U.S. Failure to properly report user’s tax related activity related to digital currency assets may have negative regulatory or legal outcomes and harm the Company’s reputation.
Because there has been limited precedent set for the tax accounting of digital currencies and no official guidance has yet been provided by the many tax authorities in various countries, including the Internal Revenue Service in the United States, it is unclear how companies or individuals should account for digital currency transactions or other actions related to digital currencies (such as forks or other similar items) and related tax consequences. Failure to properly account for and report the transactions and other items related to the digital currencies held by our users to relevant tax authorities, such as the IRS, could have negative outcomes for the Company and our harm reputation with users and others.

The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in a digital currency network could result in a “fork” in the Blockchain, resulting in the operation of two separate networks and the existence of two or more digital assets for each asset held by users on our exchange. As an exchange, each fork requires us to choose which fork represents the original asset, which is the new asset and which asset or asset(s) to support for key functions such as deposit, withdrawal and trading activities. Failure to choose which asset(s) to support and the decisions we make related to forks on behalf of our users could adversely impact the Company and U.S. Digital Currency Exchange. However, supporting numerous forks could result in larger than expected and burdensome costs and operational difficulties.
To the extent that a significant majority of users and miners on a digital currency network install software that changes the digital currency network or properties of a digital currency, including the irreversibility of transactions and limitations on the mining of new digital currency, the digital currency network would be subject to new protocols and software. Any individual can download the software of many digital currency networks and make any desired modifications, which are proposed to users and miners on the network through software downloads and upgrades.
For instance, on the Bitcoin network, a substantial majority of miners and Bitcoin users must consent to such software modifications by downloading the altered software or upgrade; otherwise, the modifications do not become a part of the Bitcoin Network. Since the Bitcoin Network’s inception, modifications to the Bitcoin Network have been accepted by the vast majority of users and miners, ensuring that the Bitcoin Network remains a coherent economic system. If, however, a proposed modification is not accepted by a vast majority of miners and users, but is nonetheless accepted by a substantial population of participants in the Bitcoin Network, a “fork” in the Blockchain could develop, resulting in two separate Bitcoin Networks. Such a fork in the Blockchain typically would be addressed by community-led efforts to merge the forked Blockchains, and several prior forks have been so merged.

When a permanent fork occurs, a digital currency network evolves into two slightly different versions. For example, in 2016, Ethereum, a digital currency, experienced a permanent fork in its blockchain that resulted in two slightly different versions of the digital currency. Community-led efforts to merge the blockchains were not successful and a small minority of Ethereum holders continued to support the old blockchain. This led to the development of two distinct blockchains that produced two slightly different versions of Ethereum: Ethereum and Ethereum Classic. Therefore, holders of Ethereum Classic were given an equal number of the new Ethereum currency and therefore held equal numbers of Ethereum Classic and Ethereum when the fork became permanent. In cases such as this an exchange, such as our U.S. Digital Currency Exchange, must decide which digital currency network to enable for trading on the exchange and how to treat digital currencies issued to holders prior to the fork.  Large networks, such as Bitcoin are attractive targets for proposed forks and new digital currencies that result from the fork. It would be burdensome to support all the forks of a large network such as Bitcoin and few exchanges support all forks. However, the decisions related to forks on behalf of our users could have material adverse consequences for the Company and impact our business as well as our financial results.

The Company may face substantial competition from a number of known and unknown competitors as well as the risk that one or more of them may obtain patents or other protections covering technology critical to the operations of our U.S. Digital Currency Exchange.
The Company believes that a number of organizations are or may be working to develop trading systems utilizing distributed ledger or blockchain technologies or other novel technologies that may be competitive with its own technology. Some or all of such organizations may have substantially greater technological expertise, experience with distributed ledger technologies and/or financial resources than the Company has, and many of them appear to be attempting to patent technologies that may be competitive with or similar to the technology the Company has developed. The Company does not have access to detailed information about the technologies these organizations and/or their respective purchasers may be attempting to patent. If one or more other persons, companies or organizations obtains a valid patent covering technology critical to the operations of our U.S. Digital Currency Exchange, the Company and the other entities that need the relevant technology in order to operate our U.S. Digital Currency Exchange as intended might be unable or unwilling to license the technology, and it could become impossible to operate our planned U.S. Digital Currency Exchange, which could have a material adverse effect on the Company

Some market participants may oppose the development of distributed ledger or blockchain-based systems like those central to the Company’s commercial mission.
Many participants in the system currently used for trading securities in the United States may oppose the development of capital markets systems and processes that utilize distributed ledger and blockchain-based systems. The market participants who may oppose such a system may include market participants with significantly greater resources, including financial resources and political influence, than the Company has. The ability of the Company to operate and achieve its commercial goals could be adversely affected by any actions of any such market participants that result in additional regulatory requirements or other activities that make it more difficult for the Company to operate, which could have a material adverse effect on the Company’s operations and financial conditions.

Risks Related to Intellectual Property

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.
We plan to rely upon trademarks, copyright and trade secret protection (and possibly also patents in the future), as well as non-disclosure agreements and invention assignment agreements with employees, consultants and third parties, to protect all confidential and proprietary information.  Significant elements of our intended products and services are based on unpatented trade secrets and know-how that are not publicly disclosed.  In addition to contractual measures, we try to protect the confidential nature of our proprietary information using physical and technological security measures.  Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information.  The security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and the recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully.  Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time consuming, and the outcome is unpredictable.  In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us.  If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, our competitive position could be harmed.

We may infringe the intellectual property rights of others, which may prevent or delay our product development efforts and stop us from commercializing or increase the costs of commercializing the intended products and services.
Our commercial success depends significantly on our ability to operate without infringing the patents and other intellectual property rights of third parties however, due to the open-source and constantly evolving nature of our business, we may not always be able to determine that we are using or accessing protected information or software.  For example, there could be issued patents of which we are not aware that our products infringe.  There also could be patents that we believe we do not infringe, but that we may ultimately be found to infringe.  Moreover, patent applications are in some cases maintained in secrecy until patents are issued.  The publication of discoveries in scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications were filed.  Because patents can take many years to issue, there may be currently pending applications of which we are unaware that may later result in issued patents that our products infringe.
Accordingly, we could expend significant resources defending against patent infringement and other intellectual property right claims; which could require us to divert resources away from operations.  Any damages we are required to pay or injunctions against our continued use of such intellectual property in resolution of such claims may cause a material adverse effect to our business and operations, which could adversely affect the trading price of our securities and harm our investors.

Risks Related to Ownership of Our Common Stock

The trading price of our common stock has been, and is likely to continue to be, volatile; you might not be able to sell your shares at or above the price that you paid for them and we may not be able to stop the decline of our stock price.
The trading price of our common stock has been, and is likely to continue to be, volatile, and may be influenced by numerous factors, some of which are beyond our control; you might not be able to sell your shares at or above the price that you paid for them.
In addition, the trading prices of bitcoin have been highly unpredictable, and the trading prices of our common stock has generally been highly and directly correlated with the trading prices of bitcoin.  Specifically, we have experienced adverse effects on our stock price when the value of bitcoin has fallen, and we anticipate similar outcomes as our stock price tracks the general status of that digital currency.  Furthermore, if the market for bitcoin company stocks or the stock market in general experiences a loss of investor confidence, the trading price of our stock could decline for reasons unrelated to our business, operating results or financial condition.  That is, the trading price of our common stock is subject to arbitrary pricing factors that are not necessarily associated with traditional factors that influence stock prices or the value of non-digital currency assets such as revenue, cash flows, profitability, growth prospects or business activity levels since the value and price, as determined by the investing public, may be influenced by future anticipated adoption or appreciation in value of digital currencies or blockchains generally, factors over which we have little or no influence or control.

Other factors which could cause volatility in the market price of our common stock include, but are not limited to:

• actual or anticipated fluctuations in our financial condition and operating results or those of companies perceived to be similar to us;
• actual or anticipated changes in our growth rate relative to our competitors;
• commercial success and market acceptance of blockchain and bitcoin and other digital currencies;
• actions by our competitors, such as new business initiatives, acquisitions and divestitures;
• strategic transactions undertaken by us;
• additions or departures of key personnel;
• prevailing economic conditions;
• disputes concerning our intellectual property or other proprietary rights;
• sales of our common stock by our officers, directors or significant stockholders;
• other actions taken by our stockholders;
• future sales or issuances of equity or debt securities by us;
• business disruptions caused by earthquakes, tornadoes or other natural disasters;
• issuance of new or changed securities analysts' reports or recommendations regarding us;
• legal proceedings involving our company, our industry or both;
• changes in market valuations of companies similar to ours;
• the prospects of the industry in which we operate;
• speculation or reports by the press or investment community with respect to us or our industry in general;
• the level of short interest in our stock; and
• other risks, uncertainties and factors described in this annual report.

In addition, the stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of the issuer.  These broad market fluctuations may negatively impact the price or liquidity of our common stock.  When the price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer, and we have  been impacted in that way. See Item 3 – Legal Proceedings, “We, and some of our current and former officers and directors, have been named as parties to various lawsuits arising out of, or related to, allegedly false and misleading statements made in prior securities filings, and those lawsuits could adversely affect us, require significant management time and attention, result in significant legal expenses or damages, and cause our business, financial condition, results of operations and cash flows to suffer.”

Our Bylaws contain a forum selection clause which requires our stockholders to bring claims against us in the State of New York as the sole and exclusive forum for the resolution of their claims; our stockholders may be prejudiced by this forum selection clause.
The Company’s choice of the state and federal courts located within the State of New York as the sole and exclusive forum for the resolution of claims brought by our stockholders under the forum selection clause contained in our Bylaws may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for such disputes and may discourage lawsuits with respect to such claims. The Company believes, however, that the choice of New York is beneficial to our stockholders and the Company, as the state and federal courts of New York have considerable experience and familiarity with stockholder derivative type claims and other similar claims which are frequently brought against corporations, which leads to greater consistency in the application of applicable law.  The Company’s forum selection clause applies to civil claims and it is our intention that this forum selection clause apply to claims brought under the Securities Act and the Exchange Act to the fullest extent permitted by law

Nevada law contains provisions that could discourage, delay or prevent a change in control of our company, prevent attempts to replace or remove current management and reduce the market price of our stock.
Provisions in Nevada corporate law may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. For example, Nevada corporate law contains strong “anti-takeover” provisions, which prohibit us from entering into a business combination with an “interested stockholder” or their affiliates for a period of two years after they become an “interested stockholder” unless certain provisions are met.  As a result, a proposed merger favored by our stockholders could be blocked by operation of Nevada law.

If securities or industry analysts do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline.
The trading market for our common stock will be influenced by whether industry or securities analysts publish research and reports about us, our business, our market or our competitors and, if any analysts do publish such reports, what they publish in those reports.  We may not obtain or maintain analyst coverage in the future.  Any analysts that do cover us may make adverse recommendations regarding our stock, adversely change their recommendations from time to time and/or provide more favorable relative recommendations about our competitors.  If analysts who may cover us in the future were to cease coverage of our company or fail to regularly publish reports on us, or if analysts fail to cover us or publish reports about us at all, we could lose (or never gain) visibility in the financial markets, which in turn could cause the stock price of our common stock or trading volume to decline.  Moreover, if our operating results do not meet the expectations of the investor community, one or more of the analysts who cover our company may change their recommendations regarding our company and our stock price could decline.

The senior secured convertible promissory notes and warrants issued in connection with our recent private financing transactions are convertible or exercisable for shares of our common stock, which, upon conversion or exercise, will dilute the Company’s current stockholders’ equity value.
We issued senior secured convertible promissory notes and warrants in connection with a private financing completed on January 28, 2019, as previously reported on our current report on Form 8-K filed on February 2, 2019.  As previously disclosed, these notes and warrants are convertible into or exercisable for shares of our common stock.  To the extent such notes are converted and such warrants are exercised, additional shares of common stock will be issued, which will result in dilution to the holders of common stock.  Upon registration of such shares for resale on the public market, such conversion and exercise will increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public trading market could adversely affect the market trading price of the Company’s common stock

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.
We intend to retain any future earnings to finance the development and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.  There is no assurance that stockholders will be able to sell shares when desired.

Negative media attention may adversely affect our business opportunities and our ability to raise capital; if we fail to maintain the value and reputation of our brand, the trading price of shares of our common stock is likely to decline.
Blockchain technologies and digital currencies, including Riot Blockchain, Inc., are new to the market and have faced and are likely to continue to face significant negative media attention, particularly with respect to the volatility in the price of bitcoin and other cryptocurrencies.  Accordingly, as a cryptocurrency company, our brand has been affected by this negative media attention.  Maintaining, promoting and differentiating our brand will depend largely on our ability to distinguish ourselves from other cryptocurrency mining and trading companies and to build public trust.
In addition to the negative media attention associated with the cryptocurrency industry in general, various media sources, such as CNBC, have published negative reports regarding our company and certain of our former executives and directors.  This negative media attention and the alleged improprieties perpetrated by certain of our former executives and directors while at companies not associated with Riot Blockchain, Inc. that are cited in media reports has been associated with declines in the trading price of our common stock.  The individuals named in these reports are no longer associated with the Company, however, if we continue to be portrayed negatively in the press, our public image and reputation could be irreparably tarnished and our brand could be harmed.  In addition to traditional media, we have experienced significant negative treatment of our brand in internet trading chatrooms, websites, and on social media networks, which have also been associated with declines in the trading price of our common stock.  If we are unable to counter such negative media and online attention effectively, investors may lose confidence in our business and sell their shares of our common stock in large quantities, which could result in a serious decline in the trading price of our common stock, harming our investors.

USE OF PROCEEDS
We intend to use the net proceeds from issuances and sales of our common stock through the Sales Agent, and under any terms agreement, for working capital, capital expenditures and other general corporate purposes, which may include repayment and refinancing of debt.  Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Offering Agreement with the agent as a source of financing.
The expected use of the net proceeds from the sale of common stock offered by this prospectus supplement represents our intentions based upon our current plans. The amounts and timing of our actual expenditures of such proceeds may vary significantly depending on numerous factors and, as a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.
Dividend policy
We did not declare or pay any cash dividends on our common stock in 2018 and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors.

 DILUTION
If you invest in our common stock, your ownership interest will be immediately diluted to the extent of the difference between the offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering.
As of March 31, 2019, our net tangible book value was a deficit of approximately ($10,961,000) or ($0.74) per share of common stock. Such net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding on March 31, 2019.
After giving effect to the sale of shares of our common stock in the aggregate amount of $100,000,000 in this offering at an assumed public offering price of $3.27 per share (which was the last reported sale price of shares of our common stock on March 29, 2019, the last trading day of the Company’s most recently completed fiscal quarter, after deducting estimated offering expenses and after deducting estimated sales agent discounts payable by us), and considering the pro forma impact of the issuance of 1,638,500 shares of our common stock from the post-March 31, 2019 conversion of convertible notes payable, our pro forma net tangible book value, after the sale of the shares, as of March 31, 2019 would have been approximately $94,060,000 or $2.00 per share of common stock. This would represent an immediate increase in pro forma net tangible book value, as adjusted, of $2.17 per share to existing stockholders and an immediate dilution of $1.27 per share, as adjusted to new investors purchasing shares of common stock in this offering.

Assumed Public offering price per share		$3.27
Net tangible book value (deficit) per share as of March 31, 2019, as adjusted	$(0.17)
Increase per share attributable to this offering, as adjusted	$2.17
As adjusted net tangible book value per share as of March 31, 2019 after this offering, as adjusted		$2.00
Dilution per share to new investors participating in this offering, as adjusted		$1.27

The above computation is based on 14,762,809 shares of our common stock outstanding as of March 31, 2019 plus 1,651,000 common shares issued subsequent to March 31, 2019, which include 1,638,500 shares of common stock issued to the holders of notes we issued to them in the January 28, 2019 private placement transaction we reported in our current report on Form 8-K, filed on February 1, 2019, upon the conversion of the majority of their notes. Accordingly, taking into account these shares, the net tangible book value per share before the offering was a deficit of $0.17 per share. After taking account for these conversions, one of these holders presently holds notes currently convertible into 175,000 shares of our common stock and the remaining holders have fully converted their notes. The foregoing table does not take into effect further dilution to new investors that could occur upon the conversion of the remaining note held by the remaining holder.
This table also assumes, for illustrative purposes only, the sale of shares of our common stock in the aggregate amount of $100,000,000 at the assumed offering price of $3.27 per share, which was the last reported trade price of our common stock as of March 29, 2018, the last trading day of our most recently completed fiscal quarter.  This offering is pursuant to Rule 415(a) of the Securities Act and the actual sales price of shares of our common stock will vary.  Accordingly, the actual dilution experienced by purchasers of our common stock, as well as the total number of shares sold, may increase or decrease with the actual price per share of our common stock sold in this offering. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.27 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100,000,000 is sold at that reduced price, would decrease the adjusted net tangible book value per shares after the offering to $1.46 and result in an immediate dilution in as-adjusted net tangible book value of $0.81 per share to new purchasers of our common stock in this offering.  Conversely, assuming all of our common stock in the aggregate amount of $100,000,000 is sold, an increase of $1.00 from the assumed offering price of $3.27 per share would result in an adjusted net tangible book value per share of $2.00 and a dilution in as-adjusted net tangible book value $2.02 per share to purchasers of our common stock in this offering.
Furthermore, in addition to the unconverted portion of the notes issued to those investors specified in the January 28, 2019 private placement transaction described above, the foregoing table excludes the following:
•
The exercise of outstanding warrants to purchase 1,908,144 shares of our common stock at an exercise price of $1.94 per share held by the investors in the January 28, 2019 private placement discussed above, which warrants may not be exercised by the investors until July 29, 2019;

•	The exercise of outstanding warrants to purchase 1,646,113 shares of our common stock at an exercise price of $40.00 per share held by the investors in the December 21, 2017 private placement;
•	The exercise of outstanding warrants to purchase 20,000 shares of our common stock at an exercise price of $3.50 per share held by the investors in the March 10, 2017 private placement; and
•	297,603 shares of restricted common stock issuable under the Company’s 2017 Equity Incentive Plan of which 264,061 are vested and 33,542 remain unvested subject to regular vesting schedules;
•	62,000 shares of our common stock issuable under the Company’s 2017 Equity Incentive Plan upon the exercise of options to purchase our common stock, all of which are vested.
To the extent that the remainder of these notes and any of these warrants are exercised or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

 PLAN OF DISTRIBUTION
We have entered into the Offering Agreement, dated as of May 24, 2019, with Wainwright as sales agent under which we may issue and sell up to $100,000,000 of shares of our common stock from time to time through Wainwright as our agent.  The Offering Agreement provides that sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.
From time to time during the term of the Offering Agreement, we may deliver a sales notice to the Sales Agent specifying the length of the selling period, the amount of common stock to be sold and the minimum price below which sales may not be made. Upon receipt of a sales notice from us, and subject to the terms and conditions of the Offering Agreement, the Sales Agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such shares of our common stock on such terms. We or the Sales Agent may suspend the offering of our common stock at any time upon proper notice to the other, at which time the sales notice will immediately terminate. Settlement for sales of our common stock will occur at 10:00 a.m. (New York City time), or at some other time that is agreed upon by us and Wainwright in connection with a particular transaction, on the second trading day following the date any sales were made, unless we otherwise agree with the Sales Agent. The obligation of the Sales Agent under the Offering Agreement to sell shares of our common stock pursuant to any sales notice is subject to a number of conditions, which the Sales Agent may waive in its sole discretion.  Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay the Sales Agent a placement fee of 3% of the gross sales price of the shares of our common stock that the Sales Agent sells pursuant to the Offering Agreement.  Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Wainwright for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000 and fees and expenses related to clearing services in an amount not to exceed $50,000.  Additionally, pursuant to the terms of the Offering Agreement, we agreed to reimburse Wainwright for the fees and disbursements of its legal counsel in connection with Wainwright’s ongoing diligence, drafting and other filing requirements arising from the transactions contemplated by the Offering Agreement in an amount not to exceed $2,500 in the aggregate per calendar quarter.
In connection with the sale of the common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act.
We will report at least quarterly the number of shares of our common stock sold through the Sales Agent, as our agent, in this offering and, to the extent applicable, the number of shares of our common stock issued upon settlement of any terms agreements, and the net proceeds to us in connection with such sales of our common stock.
The offering of our common stock pursuant to the Offering Agreement will terminate upon the earlier of: (1) the sale of all of our common stock subject to the Offering Agreement; (2) termination of the Offering Agreement by either us or the Sales Agent at any time upon five (5) business days’ notice in the respective party's sole discretion; (3) the expiration of the Registration Statement of which this prospectus supplement and the accompanying prospectus forms a part; or (4) by the mutual agreement of the parties to the Offering Agreement.
To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement.
Wainwright and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.
We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Wainwright under the terms of the Offering Agreement, will be approximately $60,000.
Our common stock is traded on the NASDAQ Stock Exchange under the symbol “RIOT.”
The foregoing description of the Offering Agreement is qualified in its entirety by the agreement by and between the Company and H. C. Wainwright & Co., LLC, included as Exhibit 1.01 to the Company’s current report on Form 8-K, to be filed with the Commission on or about the date of this prospectus supplement.

DESCRIPTION OF COMMON STOCK
 General

We are authorized to issue 170,000,000 shares of common stock, at no par value per share.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a third of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Transfer Agent and Registrar

 The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., Denver, Colorado.
 Listing

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “RIOT.”

LEGAL MATTERS
Dickinson Wright, LLP, Reno, Nevada, has passed upon certain legal matters regarding the shares offered by this prospectus supplement.  Rogers Towers, P.A., counsel to the Company, has passed upon certain legal matters pertaining to the filing of this prospectus supplement and the Offering Agreement referenced herein. Ellenoff Grossman & Schole LLP is counsel to the Sales Agent in connection with this offering.

EXPERTS
Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the Registration Statement. Our financial statements and schedule are incorporated by reference in reliance on Marcum LLP's report, given on their authority as experts in accounting and auditing. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing. Marcum LLP's report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.
The consolidated balance sheet of Riot Blockchain, Inc. (formerly: Bioptix, Inc.) as of December 31, 2017, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended have been audited by MNP LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, along with other information with the Commission. Our Commission filings are available to the public over the Internet at the Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Commission’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the Commission at 1-800-Commission-0330 for further information on the Public Reference Room. Our Commission filings are also available on our website, https://ir.riotblockchain.com/under the heading “Investors.” The information on this website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.
This prospectus supplement is part of a registration statement on Form S-3 that we filed with the Commission to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus supplement does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the Commission at the address listed above or from the Commission’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This prospectus supplement is part of a Registration Statement filed with the Commission. The Commission allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:
•
Annual Report on Form 10-K for the year ended December 31, 2018, filed on April 2, 2019 pursuant to Rule 12b-25 extension, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A, filed on April 23, 2019;

•	Definitive Proxy Statement and definitive additional materials on Schedule 14A filed on March 26, 2018, April 2, 2018, May 8, 2018, May 14, 2018, and June 8, 2018;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2019, filed on May 10, 2019.

•
Current Reports on Form 8-K or Form 8-K/A (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on February 1, 2019, February 11, 2019, February 22, 2019, March 20, 2019, April 4, 2019, May 3, 2019, and May 24, 2019;

•
The description of our common stock contained in our registration statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on August 27, 2007, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference all additional documents that we file with the Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.
You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (303) 794-2000 or by writing to us at the following address:
Riot Blockchain, Inc.
202 6th Street, Suite 401
Castle Rock, CO 80104
(303) 794-2000

PROSPECTUS

$100,000,000

RIOT BLOCKCHAIN, INC.

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, units or a combination of these securities for an aggregate initial offering price of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each of the securities. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement before you purchase any of the securities offered.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “RIOT.” On May 1, 2019, the last reported sales price for our common stock was $4.71 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.1. of Form S-3 was approximately $81,288,000 based on 14,762,809 shares of common stock outstanding, of which 14,662,108 shares were held by non-affiliates, and the average of the bid and ask prices on the NASDAQ Capital Market, which was $5.52 per share on April 22, 2019.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution” section of this prospectus for further information.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus. We may also include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should carefully review these Risk Factors prior to investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 2, 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell common shares, preferred shares (including convertible preferred shares), warrants for equity securities, and units comprised of any combination thereof from time to time in one or more offerings up to an initial aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each of the securities.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. A prospectus supplement which contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to the securities offered under this registration statement. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information contained in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by us or on our behalf or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the applicable document. You should also not assume that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated by reference in this prospectus contain summaries of provisions of certain other documents, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information” on page 22 of this prospectus.

You should only rely on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus. We have not authorized anyone to provide you with information different from what is contained or incorporated by reference into this prospectus, applicable prospectus supplement or any related free writing prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, applicable prospectus supplement or any related free writing prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, applicable prospectus supplement or any related free writing prospectus. You should assume that the information contained in this prospectus, any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference therein is accurate only as of the date on its face, regardless of the time of delivery of this prospectus, any prospectus supplement, any related free writing prospectus or any sale of a security under this registration statement. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a component.

In this prospectus, “Riot Blockchain,” “the Company,” “we,” “us,” and “our” refer to Riot Blockchain, Inc. (f/k/a: Bioptix, Inc.), a Nevada corporation, unless the context otherwise requires.

ABOUT RIOT BLOCKCHAIN

Company Background

The Company was incorporated on July 24, 2000 in the State of Colorado under the name AspenBio, Inc., which was subsequently changed to AspenBio Pharma, Inc. In December 2012, we changed our name to Venaxis, Inc. and in 2016, in connection with our acquisition of BiOptix Diagnostics, Inc., we changed our name to Bioptix, Inc. and as of October 19, 2017 we changed our name to Riot Blockchain, Inc., to reflect our new focus on our blockchain business. That operational focus and the Company's recently completed acquisitions of Kairos Global Technologies, Inc. (“Kairos”) and 1172767 B.C. Ltd., formerly known as Tess Inc., and its investment in goNumerical Ltd., (d/b/a “Coinsquare”), as well as the Company's new name, reflects a strategic decision by the Company to operate in the blockchain and digital currency related business sector. As of the date of this filing, the Company's ownership of 1172767 B.C. Ltd. has been reduced below 10%. On March 26, 2018, the Company also acquired 92.5% of Logical Brokerage Corp. (“Logical Brokerage”). Logical Brokerage is a futures introducing broker headquartered in Miami, Florida registered with the Commodity Futures Trading Commission, and a member of the National Futures Association.

In September 2017, we changed our state of incorporation to Nevada from Colorado. Our principal executive offices are located at 202 6th Street, Suite 401, Castle Rock, CO 80104 and our telephone number is (303) 794-2000. Our website address is www.riotblockchain.com. The information contained on, or accessible through, our website is not part of this prospectus.

Management Changes

The Company experienced significant changes to its management and board of directors in 2018 and 2019, including: (i) the resignation of its chief executive officer and chairman of the board of directors, John O’Rourke on September 8, 2018, (ii) the subsequent appointment of Christopher Ensey as the Company’s Interim Chief Executive Officer, (iii) the appointment of Remo Mancini as chairman of the board of directors, who had previously served as a member of the board of directors beginning on his appointment in February 2018; (iv) the resignation of Mr. Andrew Kaplan from his position as an independent member of the board of directors as of October 22, 2018; (v) the subsequent appointment of Mr. Benjamin Yi to serve as an independent member of the board of directors as of October 23, 2018; (vi) the termination of Mr. Ensey as Interim Chief Executive Officer effective February 5, 2019; and (vii) the appointment of Mr. Jeffrey G. McGonegal as Chief Executive Officer of the Company effective February 6, 2019.

These changes to the management and the board of directors of the Company during 2018/19 have been made according to the needs and strategic vision of the Company.  Management and the board of directors believe these changes will enable the Company to achieve its short- and long-term goals of (1) improving the operational effectiveness of its mining operations, (2) developing its RiotX exchange, (3) raising additional capital, and (4) improving the efficiency and cost-effectiveness of its operations and management over the medium and long terms.

Digital Currency Mining Operations

Overview of Mining Operations

The primary focus of the Company is our digital currency mining operations.  Digital currencies are digital or virtual currencies used as a medium of exchange outside of the traditional state-backed fiat currencies. Digital or “crypto” currencies rely on complex cryptographically recorded data entries known as “blocks” on decentralized digital ledger system known as a blockchain.  Blocks are added to the blockchain chronologically and, once added, are unchangeable. Thus, digital currencies are seen as a secure means of storing and recording information regarding a transaction or set of transactions.  To incentivize the creation of blocks for the blockchain, digital currency tokens are awarded on a per block basis for block creation, a process which is known in the industry as mining.

The Company's mining operations focus primarily on bitcoin mining.  Bitcoin mining entails solving complex mathematical problems using custom designed and programmed application-specific integrated circuit computers (referred to as “miners”). Bitcoin miners provide transaction verification services to a given blockchain by solving complex algorithms to encode additional blocks into the blockchain, which blocks serve as immutable records of transactions once added to the blockchain. When a miner is successful in adding a block to the blockchain, it is rewarded with a fixed number of bitcoin. Blocks are added to the blockchain on a first-to-finish basis, meaning that the first miner to solve an algorithm and verify a given transaction is the only miner to receive a bitcoin reward.  This first-to-finish environment has created a computing power arms race whereby miners are encouraged through competition to allocate ever-increasing computing power (known as “hash rate”) to solving algorithms.  The resulting energy costs are substantial, and, in light of the recent decline in the market price of bitcoin and other “benchmark” digital currencies such as bitcoin cash, litecoin, and ethereum, the profitability of mining operations has been reduced as competition increases to solve each block.  The Company's digital currency mining operations operate at a maximum hash rate of 95 petahash per second.

In response to these factors, the Company has entered into mining pools, whereby multiple miners allocate their collective computing powers to solving a given algorithm thereby increasing the collective hash rate devoted to a given algorithm. By pooling their efforts, miners in a pool are more likely to verify a given transaction and add a block to the Blockchain than miners acting individually.  Pool miners are awarded a fractional reward based on the hash rate each contributed to the pool on a given successful transaction, regardless of whether the individual miner actually solved the applicable algorithm.  Miners are allocated a share of every reward obtained by the pool operator, and thus the risk of not solving the algorithm first is reduced.  The Company participates in pools on an at-will basis, and is under no obligation to remain in a given pool and may terminate its engagement with a given pool at any time.  Presently, management believes participating in mining pools is the most efficient means of mining digital currencies, but is under no obligation, nor does it provide any assurance that it will continue to do so in the future.

Oklahoma City Mining Facility

Beginning in February of 2018, we relocated our mining operations to our Oklahoma City facility, which is leased by our subsidiary, Kairos. As of the date of this prospectus, we moved all of our 8,000 digital currency “miners,” which includes 7,500 model S9 and 500 model L3+ miners to our Oklahoma City facility.  These miners have been installed and operational since being deployed in June of 2018. Kairos leased the Oklahoma City facility from 7725 Reno #1, L.L.C.  (“7725 Reno”) by a lease agreement dated February 27, 2018, as amended on March 26, 2018 (the “Lease”). Effective as of November 29, 2018, Kairos amended the Lease with 7725 Reno by: (i) extending the initial term of the Lease through August 15, 2019; (ii) effective as of December 1, 2018, changing the monthly rent for the Lease as follows: (a) $235,000 for December of 2018, (b) $230,000 for January of 2019, and (c) $190,000 per month thereafter for the duration of the Lease, including any renewals; (iii) reducing the monthly electricity usage charges due under the Lease; (iv) providing that Kairos will reimburse 7725 Reno for up to $14,000 of the costs of installing electricity metering devices in the facility; and (v) Kairos will have the option to renew the Lease for up to two (2) three (3) month periods after the expiration of the initial term of the Lease. Under the initial terms of the Lease, the Company was required to pay for 12 megawatts of power per month, regardless of the actual power consumption by its miners.  Before upgrades were made to the software of our miners which made our mining activities much more energy efficient, this fixed cost arrangement was beneficial to the Company, as the Company had access to the allotted 12 megawatts of power each month during a time of peak demand for electric power.  When the original lease was entered into, computing power, and therefore electricity, was in high demand among competitors in the bitcoin mining marketplace; securing access to 12 megawatts of electric power per month at a fixed price was important given those market conditions. Subsequent changes to the software of our miners and facility improvements have made the miners far more energy-efficient and therefore this fixed cost arrangement had become cost-inefficient, as the Company used less than the allotted 12 megawatts of power per month. Accordingly, for these reasons and other economic factors, the Company renegotiated the Lease.

The changes to the Lease will not impact the number of miners deployed at the facility.  The Company's monthly electricity usage costs are now variable, rather than fixed under the Lease, and are assessed at a lower rate per kilowatt/hour for the electricity used.  The reduction in the base rent was the product of negotiations between the Company and 7725 Reno and reflects changes to the economics of the Lease, rather than any change in the leased space or the number of deployed miners.  These changes to the Lease will allow the Company to be more responsive to changes in the profitability of its digital currency mining operations.

The Company can, under the amended Lease, decide to reduce or temporarily switch off, any number of its miners in the facility and therefore reduce its variable electricity costs for that period. Whereas under the original Lease, the Company would have still incurred the same electricity cost, regardless of actual electricity use. These changes allow the Company to monitor its monthly costs by optimizing its mining performance by operating its miners at less than full capacity during times of peak electricity rates.

Miners generate a substantial amount of heat when operating, which heat must be dissipated to avoid damaging the miners’ circuitry.  Heat dissipation requires significant electrical power. As the hash rate produced from operation of the miners is increased, so too is the electricity used both in operation and from heat dissipation. Accordingly, the electricity cost incurred in operation of the miners increases as the hash rate produced is increased. This increased electricity usage comes at substantial cost to the Company, and, accordingly, when the conversion spot price of bitcoin declines, the profitability of operating the mine at peak capacity declines.  In addition to the need to dissipate the heat generated from the operation of the miners, environmental heat must also be dissipated. Under the original Lease, the Company incurred the same electricity cost regardless of electricity used, so it was negatively incentivized to reduce or halt its mining activities in response to dips in the conversion spot price of bitcoin. Under the amended Lease, however, the Company can reduce or even halt the operation of its miners temporarily in response to changing market conditions and obtain a corresponding reduction of its electricity costs for its facility. Furthermore, the Company expends electricity in dissipating environmental heat affecting its miners. As the environmental heat increases, so does the amount of electricity required to dissipate that heat. In times of extreme heat, the cost of dissipating the heat from operation of the miners can be substantial. Accordingly, running the Company’s miners at peak capacity during times of high heat is more expensive for the Company.  Because the amended lease does not have a fixed power cost built in, the Company can reduce, increase, or even shut off the mining power devoted to the miners when environmental factors or market forces contract the net revenue generated from the Company’s mining activities, without incurring the high fixed power cost required under the original lease.  This variability in the Company’s power costs resulting from the operation of its mining facility makes the Company’s mining activities more responsive to variables affecting the cost of digital currency mining, therefore bringing more of the Company’s variable expenses under the Lease within management’s control.

Development of a U.S.-based Digital Currency Exchange

Overview of the RiotX Exchange

In addition to those business developments previously reported by the Company in its annual report on Form 10-K, quarterly reports on Form 10-Q, and periodic reports on Form 8-K, the Company has continued its exploration of the development of a U.S.-based digital currency exchange.  The Company has been investigating and pursuing the regulatory pathway for the launch of a digital currency exchange in the United States since the beginning of 2018. The Company’s planned digital currency exchange under the name “RiotX” is being developed by and is contemplated to be operated through the Company’s subsidiary, RiotX Holdings, Inc. (“RiotX Holdings”). The Company believes that, by providing a stable and secure platform for the exchange of digital currencies, it will attract significant trading volume, thereby providing the Company with consistent revenue per trade, independent of the price of any one digital currency. The Company intends to launch RiotX for the exchange of bitcoin, bitcoin cash, litecoin, and ethereum (the “Exchanged Currencies”) and for U.S. Dollars. The Company has selected the Exchanged Currencies for exchange on RiotX based on internal and external reviews, and will only include those currencies for which it has obtained regulatory approval.

The Company views its RiotX exchange as being comprised of three core services: (i) Banking Services; (ii) a Trading Engine; and (iii) Digital Wallet Services. The Company intends to provide each of these services by engaging experienced third party vendors in the industry through software-as-a-service agreements, which will be reviewed on a case-by-case basis by the Company's management, along with external advisors and legal counsel, and will ultimately be subject to review by the Company's board of directors.  The Company plans to only contract with companies that have established track records as industry leaders, which comply with federal, state and local laws, and, if required are in compliance with U.S. securities law to provide such services.  The Company assesses each vendor using a risk management process that evaluates key risk factors related to their performance and their potential impact on the Company, including, without limitation, its capital structure, financial condition and liquidity.  The Company has engaged external advisors and legal counsel to review contracts and conduct due diligence related to financial stability and performance, and cybersecurity procedures.  Additionally, the Company assesses each vendor as they relate to its regulatory compliance framework needs such as reporting, fraud monitoring, “know your customer,” anti-money laundering, and data privacy standards to ensure compliance with applicable rules, regulations, and industry best practices.

Agreements with Third Party Vendors

As the Company continues to explore and develop its planned U.S.-based digital currency exchange, it will continue to develop relationships with third party vendors to support the RiotX exchange. As of the date of this prospectus, the Company has entered into several such relationships with third parties to provide RiotX with these core services.

(i) Banking Services

As previously reported in the Company's Current Report on Form 8-K filed on October 29, 2018, the Company's subsidiary, Logical Brokerage, entered into a material definitive agreement with Synapse Financial Technologies, Inc. (“SynapseFi”), and its partner, Evolve Bancorp, Inc., through its subsidiary, Evolve Bank & Trust (collectively, “Evolve”), to provide RiotX with banking services and transactional support (the “SynapseFi Agreement”). SynapseFi's proprietary software technologies will provide the RiotX exchange with secure banking services to enable RiotX users to efficiently and securely create accounts to hold, transfer, and deliver Exchanged Currencies, allowing RiotX users to make deposits and take withdrawals of fiat currencies into and from their RiotX user accounts.  SynapseFi is an industry leader in the provision of Application Program Interfaces (“API”) to the financial services industry. SynapseFi's APIs provide a secure and stable means of communication between users and financial institutions, while providing security and compliance assurances to financial institutions. Under the terms of the SynapseFi Agreement, SynapseFi will engage Evolve, or any successor financial institution designated by SynapseFi, to provide banking services directly to RiotX and its end users. SynapseFi's API will allow RiotX to efficiently communicate user requests to Evolve, while assisting Evolve with managing the risks and compliance concerns associated with the exchange of digital currencies. Pursuant to the terms of the SynapseFi Agreement, the Company has agreed to permit SynapseFi to conduct periodic security, compliance and risk reviews, and audits of RiotX on behalf of Evolve as a means of ensuring continued compliance. The SynapseFi Agreement is a significant milestone in the development of the planned RiotX exchange.

The SynpaseFi Agreement will enable RiotX users to gain access to accredited banking institutions, and it will provide the Company with assurances through its API of the identity and location of RiotX users.  The API provided by SynapseFi will enable the Company to track and identify its users in order to prevent fraud and improper use of its RiotX exchange.  As the Company has previously disclosed, regulatory compliance has been and continues to be a top priority for its development of RiotX, including complying with territorial restrictions on the exchange of digital currencies.  For example, SynapseFi's API will enable to Company to know where the user is when accessing RiotX, thereby enabling the Company to prevent a user from a state where the exchange of digital currencies is permitted, from traveling to a neighboring state, where the exchange of digital currencies is not permitted, and using RiotX in the prohibited jurisdiction.

(ii) Trading Engine

On August 31st, 2018, the Company signed a Software Licensing and Subscription Services Agreement (the “Coinsquare Agreement”) with Coinsquare to provide the Company with a comprehensive digital currency exchange platform inclusive of a Trading Engine and Digital Wallet Services. Under the Coinsquare Agreement, Coinsquare would have been responsible for the day to day management, hosting, customer support and other operational services. In total, the Coinsquare Agreement constituted an initial cost for the first year in excess of $1,500,000 and an equity grant of 9.9% of the equity interest in RiotX Holdings, as well as an additional 450,000 shares of the Company's common stock. The Coinsquare Agreement was terminated by mutual agreement of the Company and Coinsquare on September 17, 2018, as reported by the Company in its Current Report on Form 8-K filed on September 18, 2018.  Termination of the Coinsquare Agreement caused the Company to search for replacement third party service vendors to fulfil the roles which would have been performed by Coinsquare under the Coinsquare Agreement.

As reported in the Company's press release disclosed in its Current Report on Form 8-K filed on November 28, 2018, RiotX Holdings, Inc. entered into a Master Services Agreement with Shift Markets, Ltd. (“Shift”) to provide the Company with a license to use Shift's exchange trading platform on RiotX. After conducting a search and review of third party service vendors to provide RiotX with a Trading Engine, the Company selected Shift for RiotX. The agreement between RiotX Holdings and Shift (the “Shift Agreement”) provides the RiotX exchange with a license to use Shift's proprietary Trading Engine, which allows for the efficient and effective exchange of the Exchanged Currencies for U.S. Dollars.

Shift will only replace the Trading Engine component of the services which were to be provided to RiotX by Coinsquare under the Coinsquare Agreement. As a result, the Company plans to take on the role of customer support, account management and operations internally and is seeking out a third party Digital Wallet Services provider. In order to accommodate this change, the Company has revised its operating budget for RiotX to include a reallocation of the costs for headcount and other internal investments that were previously supported by Coinsquare.

The Shift Agreement is for an initial term of 12 months, which may be renewed for a period of six months by the Company.  The Shift Agreement is payable in two separate amounts: an initial set up charge, and recurring monthly fees.  The recurring monthly charges will not accrue and become payable prior to (i) integration of Shift's trading engine into the RiotX exchange is completed, and (ii) the RiotX exchange becomes operational and is launched by the Company. The Shift Agreement may be terminated at will by the Company, upon delivery of 60 days' notice to Shift.  Termination of the Shift Agreement will terminate all performance obligations of Shift and the Company.

The selection and integration of a Trading Engine into the planned digital currency exchange represents a milestone in the development of RiotX. While Shift Markets will provide a necessary tool to the Company's planned digital currency exchange, the Shift Agreement itself is financially immaterial to the Company, representing less than 5% of the Company's operating budget for its planned RiotX exchange, its contract price is less than 10% of the contract price of the Coinsquare Agreement, and it does not include an equity grant.  Shift, while an effective service provider, is not so unique to the market for exchange platform technologies to be material to the Company's strategic vision or success. Management believes the Shift Agreement will ultimately prove beneficial to the Company and its planned digital currency exchange, and that it represents an important milestone in the development timeline of its planned digital currency exchange.

(iii) Digital Wallet Services

The Company plans to integrate a third party service vendor's Digital Wallet Services technology into the RiotX exchange which, along with Shift's Trading Engine and SynapseFi's Banking Services, will complete the development of RiotX. Digital Wallet Services will provide RiotX exchange users with secured digital means of storing digital currencies for exchange on RiotX.  Digital Wallet Services are a core component of the Company's planned RiotX exchange, and will be integrated into RiotX by Shift as soon as a service vendor is selected and an agreement is finalized. Once the Company has consummated an agreement with an appropriate Digital Wallet Services provider, the Company will be in a position to start bringing its RiotX digital currency exchange online in those jurisdictions where it has obtained regulatory approval.

Project Timeline for RiotX

The Company anticipates launching its RiotX digital currency exchange by mid-2019, which plan is subject to change based on several factors as discussed in this Prospectus. Once RiotX is online, the Company plans to offer services in a limited number of states in order to validate the performance of the system and debug any potential issues with the software. Throughout this time, the Company plans to increase staff levels to support additional users and refine its procedures for compliance, security and general support of RiotX. As the Company obtains the necessary regulatory approval in a given jurisdiction, the Company intends to bring RiotX online in that jurisdiction, with the ultimate goal of bringing RiotX online in all 50 states except Hawaii. The regulatory hurdles faced by the Company, and its progress in this regard, is discussed in greater detail under the section titled “Regulatory Framework of RiotX”¸ below.  Management believes this timeline is achievable, but, in light of difficulties in obtaining regulatory approval, reaching software-as-a-service agreements with third party vendors, and capital restrictions affecting the Company, this timeline may be delayed.

Reaching software-as-a-service agreements with third party vendors for the RiotX exchange has delayed the Company's development of the RiotX exchange. Termination of the Coinsquare Agreement required the Company to replace Coinsquare with other providers that would fulfill various technology components (such as the Trade Matching Engine and Digital Wallet Service for RiotX), as well as customer support and management services, all of which were to be handled by Coinsquare staff under the original Coinsquare Agreement. In addition to allocating its own personnel and resources to handling the customer service and troubleshooting aspects of the RiotX exchange, which would have been handled by Coinsquare under the Coinsquare Agreement, the Company must integrate the services of third party vendors into the RiotX exchange to provide the Company with the necessary services for the development and operation of RiotX.

The Coinsquare Agreement would have fulfilled many of the outstanding development milestones for the planned RiotX exchange, but after termination of the Coinsquare Agreement, the Company entered into the SynapseFi Agreement to provide RiotX with the necessary banking services.  Additionally, the Company entered into the Shift Agreement to provide RiotX with a license to use Shift's exchange Trading Engine platform.  Finally, the Company is working towards contracting with a third party vendor to provide RiotX with Digital Wallet Services. With the Shift and SynapseFi agreements in place, once the Company has secured a digital wallet service provider, it will be in a position to deploy the RiotX exchange in all jurisdictions in which it has obtained regulatory approval.

The timeline to launch the RiotX exchange will depend on several factors including, but not limited to: performance of the Company and its ability to finance its deployment; the federal and state regulatory landscape; the ability of the Company to secure proper licensing in each state in which it intends to operate; the Company's technology implementation schedule; and the Company's ability to raise capital to continue funding the development of the RiotX exchange. Any delay in these factors, as well as additional unforeseen or unforeseeable factors, may result in the delay of the launch of the RiotX exchange platform.

Cost of Development and Operation of RiotX

Prior to the anticipated launch by mid-2019, the Company estimates the initial development costs of launching the RiotX exchange inclusive of software development, license applications, legal fees, and general overhead should not exceed $250,000.  This estimate is based on current projections, and is subject to change as factors such as protracted legal costs affect the cost profile of the development of the RiotX exchange. Once operational, the RiotX exchange budget for 2019, inclusive of the contract costs of the Shift and SynapseFi agreements, as well as the to-be-determined Digital Wallet Services provider agreement, employee, utility, regulatory, and legal costs, is not anticipated to exceed $2,000,000 per year.  Factors such as rapid growth, changes in the regulatory landscape, and changes in our business plan could have a material effect on these estimates, and, as such, these costs are subject to change over time. You should not assume that the estimates disclosed under this subheading of this prospectus are accurate on any date subsequent to the date set forth on the front of this prospectus. Additionally, the Company will continually provide updated disclosures reflecting any and all material changes to our affairs that have occurred since the end of the latest fiscal year that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including, if not included in a report on Forms 10-K, 10-Q, or 8-K incorporated by reference therein, by providing updated disclosures in any applicable prospectus, prospectus supplement, or free writing prospectus.

Regulatory Framework of RiotX

As of the date of this prospectus, RiotX is licensed and/or approved in five states and has pending licenses in additional states.  Management continues to work towards the long-term goal of obtaining regulatory approval of the RiotX exchange in all 50 U.S. states, with the exception of Hawaii which is subject to delays caused by regulatory review, market forces, and other factors which may be outside of the Company's control.

Further to its plan to obtain regulatory compliance, the Company purchased 92.5% of Logical Brokerage, which is an introducing broker registered with the Commodities Futures Trading Commission and the National Futures Administration, in March of 2018. The Company subsequently obtained a Money Services Business License from FinCEN in May of 2018. The Company then obtained a Money Transmitter License from the State of Florida in June 2018. In October of 2018, Logical Brokerage and RiotX were approved for application in a consortium of 17 states for fast track approval for Money Transmitter Licenses. In December of 2018, RiotX obtained a Sellers-Issuers of Payment Instruments and Money Transmitter License from the State of Georgia. These additional licenses may permit the Company to explore additional exchange developments in the future, including a possible digital currencies futures exchange.

The Company plans to pursue additional money transmitter licenses in the United States for RiotX, as well as a New York State Bitlicense, which will license the RiotX exchange to engage in cryptocurrency business in New York.  The New York State Bitlicense is seen as a benchmark license in the cryptocurrency business, and has traditionally been difficult to obtain.  In the third and fourth quarter of 2018, however, New York State regulators have increased the number of New York State Bitlicenses issued, and have done so at a greater frequency than in previous quarters.  While management does not believe this bears any indication on its own application, management believes this movement indicates increasing action by New York State regulators to grant state licenses. The Company may not, however, ever succeed in obtaining a New York State Bitlicense for RiotX, and RiotX may therefore never obtain regulatory approval to conduct cryptocurrency business in New York.  This lack of regulatory approval in one of the largest and most economically important states in the United States could have a detrimental effect on the planned RiotX exchange, which may have a material negative impact on our business operations.

Business Risks Associated with RiotX

The Company has devoted significant resources to the development of the planned RiotX exchange and the Company may lose most or all of its investment if RiotX fails. If the Company faces significant delays in the deployment of RiotX, or if the development costs of RiotX become unbearable, the Company may have to reduce or even halt its efforts to develop and deploy RiotX. If the Company is unsuccessful in the deployment of RiotX, it may lose most or all of the capital it has invested into the exchange. Additionally, if RiotX is not adopted by users, it may never gain traction in the market and become viable long-term. These risks to the deployment and adoption of RiotX pose significant risks to the capital the Company has invested in RiotX and the Company may be unable to sustain significant short- and long-term costs increases associated with RiotX.

Liquidity and Capital Resources

The Company has experienced recurring losses and negative cash flows from operations.  We expect to continue to incur losses from operations for the near-term and these losses could be significant as we incur costs and expenses associated with recent and potential future acquisitions and development of the RiotX exchange platform, as well as public company, legal and administrative-related expenses being incurred. We are closely monitoring our cash balances, cash needs and expense levels.

As of December 31, 2018, we had approximate balances of cash and cash equivalents of $225,000, a working capital deficit of $4,348,000, total stockholders' equity of $4,491,000 and an accumulated deficit of $197,199,000. To date, the Company has in large part relied on debt and equity financing to fund its operations. As of the date of this prospectus, the Company has been closely monitoring its cash and cash equivalents and has reduced its operating expenses, as needed, in order to continue to execute the Company's strategy.  Management believes that the Company will require additional capital to meet its obligations arising from normal business operations for the next twelve months.  Without additional capital, the Company's ability to continue to operate as a going concern will be limited. If unable to obtain adequate capital, the Company could be forced to reduce or cease its operations. The Company is currently pursuing capital transactions in the form of debt and equity; however, management cannot provide any assurance that we will be successful in its plans.

Cash flow from our operations relies substantially on our ability to continue to mine digital currencies and the conversion spot price at which our digital currencies are exchangeable for U.S. Dollars.  We expect to generate ongoing revenues from the production of digital currencies, primarily bitcoins, in our Oklahoma City mining facility. Our ability to liquidate bitcoins at future values above the cost of production of bitcoins will affect our ability to generate positive cash flow from operations. However, our primary variable expense associated with our mining operation is the electricity expense of operating our Oklahoma City facility. Accordingly, the revenue from our mining operation is a function of the conversion spot price of bitcoin to U.S. Dollars over our electricity and other variable costs associated with operating our mining facility.

As of the date of the prospectus, the trading spot price of bitcoin, our primary digital currency asset, has significantly declined from its highest conversion spot price in 2018. Management has determined that a conversion spot price for bitcoin of $3,000 per bitcoin is the lowest acceptable “floor price” at which continued peak operation of the mine comports with the Company's short- and long-term strategies. At a conversion spot price at or below $3,000 per bitcoin, the ratio of revenue generated to operating costs from our digital currency mining operation is not supportable based on current internal projections. Should the spot price of bitcoin fall below $3,000 per bitcoin, management may reduce or completely deactivate its digital currency miners as a cost-saving measure.  Management could substantially reduce or cease the Company's mining activities until such a time as bitcoin begins to trade at a more advantageous conversion spot price against the U.S. Dollar, at which point the Company could immediately re-initiate its miners and resume bitcoin production from its mining facility.

If the spot price of bitcoin were to consistently trade at or below $3,000 per bitcoin and management were to successfully reduce or eliminate its variable operating expenses associated with its digital currency mining operation, sell certain of its salable assets at prices below fair market value, reduce payroll and delay the launch of its RiotX exchange, management believes that the Company can continue as a going concern for at least three months.  This estimate is based on current internal projections of the Company's expenses, and does not account for unforeseen or unforeseeable costs such as additional legal or regulatory expenses which the Company cannot reasonably predict.  Should such isolated or continuing unpredictable costs occur, the Company's predictions could change materially.

The Company does not, at present, anticipate initiating these cost mitigation efforts, but is prepared to do so should access to capital markets not materialize in the short-term. Cutting its core mining operations, reducing its payroll, and delaying the development and launch of its RiotX exchange platform may have a material negative impact on the trading price of our common stock, and our stockholders may lose part or all of their investment.  Management believes, however, that continued decline in the conversion price of bitcoin to U.S. Dollars may reduce cash flow to the extent that the Company is forced to engage in these cost-saving measures in order to continue as a going concern.

On January 28, 2019, as reported on our current report on Form 8-K filed on February 2, 2019, the Company secured $3,000,000 of proceeds in connection with the issuance of senior secured promissory notes and warrants.  As previously disclosed, the debt incurred in this financing transaction permit the conversion of the principal balance of the notes into shares of our common stock as well as the future cashless exercise of an equal number of warrants for the purchase of shares of our common stock at the initial exercise price of $1.94 per share.

Additionally, even if the present trend of the decline in the conversion price of bitcoin to U.S. Dollars reverses and the Company is able to convert its digital currency assets to U.S. Dollars at a more advantageous price, the Company will need to raise additional capital to continue its operations and pursue its strategies, including the development of RiotX, and the need to respond to competitive pressures or unanticipated working capital requirements. The Company may not be able to obtain additional debt or equity financing on favorable terms, if at all, which could impair our growth and adversely affect our existing operations.

If the Company raises additional equity financing, the Company's stockholders may experience significant dilution of their ownership interests, and the value per share of the Company's common stock could decline. Furthermore, if the Company engages in additional debt financing, the holders of debt would have priority over the holders of common stock, and the Company may be required to accept terms that restrict its ability to incur additional indebtedness and take other actions that would otherwise possibly not be in the interests of the Company's stockholders, forcing it to maintain specified liquidity or other ratios.

Accounting for Digital Currencies

The lack of U.S. Generally Accepted Accounting Principles (U.S. GAAP) instruction regarding the proper accounting treatment of digital currency assets has created uncertainty regarding the reporting and proper asset classification of digital currency holdings.  Management has exercised its business judgment in determining appropriate accounting treatment for the recognition of revenue from mining of digital currencies. Management, in conjunction with its outside public accountants and its auditors, has examined various factors surrounding the substance of the Company's operations and the available guidance published for public company accounting practices in Accounting Standards Codification.

Initially, the Company undertook to record its digital currency assets at fair market value on receipt and disposition. Based on subsequent reviews of the available accounting guidance, the Company concluded in the third quarter of 2018 that its originally adopted accounting policy was in error and that its digital currencies should have been recorded at cost less impairment. The Company has since revised its treatment of its digital currency assets in line with this corrected reevaluation, which change has been reflected in the Company's quarterly report on Form 10-Q for the period ended September 30, 2018, as amended, and its annual report on Form 10-K for the year ended December 31, 2018, as amended.
Digital currencies, (including bitcoin and litecoin) are included in current assets in the accompanying consolidated balance sheets. Digital currencies purchased are recorded at cost and digital currencies awarded to the Company through its mining activities are accounted for in connection with the Company's revenue recognition policy disclosed below.

Digital currencies held are accounted for as intangible assets with indefinite useful lives. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the digital currency at the time its fair value is being measured. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Purchases of digital currencies by the Company are included within investing activities in the accompanying consolidated statements of cash flows, while digital currencies awarded to the Company through its mining activities are included within operating activities on the accompanying consolidated statements of cash flows. The sales of digital currencies are included within investing activities in the accompanying consolidated statements of cash flows and any realized gains or losses from such sales are included in other income (expense) in the consolidated statements of operations. The Company accounts for its gains or losses in accordance with the first in first out (FIFO) method of accounting.

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

• Step 1: Identify the contract with the customer
• Step 2: Identify the performance obligations in the contract
• Step 3: Determine the transaction price
• Step 4: Allocate the transaction price to the performance obligations in the contract
• Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606's definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity's promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

•	Variable consideration
•	Constraining estimates of variable consideration
•	The existence of a significant financing component in the contract
•	Noncash consideration
•	Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

The Company has entered into digital asset mining pools by executing contracts with the mining pool operators to provide computing power to the mining pool.  The contracts are terminable at any time by either party and the Company's enforceable right to compensation only begins when the Company provides computing power to the mining pool operator. In exchange for providing computing power, the Company is entitled to a fractional share of the fixed digital currency award the mining pool operator receives (less digital asset transaction fees to the mining pool operator which are recorded as a component of cost of revenues), for successfully adding a block to the blockchain. The Company's factional share is based on the proportion of computing power the Company contributed to the mining pool operator to the total computing power contributed by all mining pool participants in solving the current algorithm.

Providing computing power in digital asset transaction verification services is an output of the Company's ordinary activities. The provision of providing such computing power is the only performance obligation in the Company's contracts with mining pool operators. The transaction consideration the Company receives, if any, is noncash consideration, which the Company measures at fair value on the date received, which is not materially different than the fair value at contract inception or the time the Company has earned the award from the pools.  The consideration is all variable. Because it is not probable that a significant reversal of cumulative revenue will not occur, the consideration is constrained until the mining pool operator successfully places a block (by being the first to solve an algorithm) and the Company receives confirmation of the consideration it will receive, at which time revenue is recognized. There is no significant financing component in these transactions.

Fair value of the digital currency award received is determined using the quoted price of the related digital currency at the time of receipt.

There is currently no specific definitive guidance under GAAP or alternative accounting framework for the accounting for digital currencies recognized as revenue or held, and management has exercised significant judgment in determining the appropriate accounting treatment. In the event authoritative guidance is enacted by the FASB, the Company may be required to change its policies, which could have an effect on the Company's consolidated financial position and results from operations.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2018, as amended, and each subsequent filed quarterly report on Form 10-Q and current reports on Form 8-K, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future.

In addition to those risk factors incorporated by reference herein, the Company has identified the following uncertainties and risk factors which may affect our business:

The price of our common stock may be influenced by the market price of digital currencies, among other factors, which may be susceptible to wide swings in value.

Digital currency market prices, in particular that of bitcoin, which represents our primary digital currency asset, have experienced significant short- and long-term fluctuations in value. There is no assurance that the price of digital currencies (i.e. bitcoin) may not have an adverse effect on the price of our common stock, despite management’s best efforts to pursue the Company’s core businesses. This is because the value and price of our common stock, as determined by the investing public, may be influenced by future anticipated adoption or appreciation in value of digital currencies or the blockchain generally, factors over which the Company has little or no influence or control. The Company’s share price may also be subject to pricing volatility due to supply and demand factors associated with few or limited public company options for investment in the digital currency industry.

Digital currency market prices are determined primarily using data from various exchanges, over-the-counter markets, and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of digital currencies, or the Company or its share price, inflating and making their market prices more volatile or creating “bubble” type risks.  As of the date of this prospectus, the trading price of bitcoin and other digital currencies has experienced significant decline and the trading price of our common stock has experienced a similar decline. If the trading price of the Company’s common stock declines below NASDAQ listing standards for an extended period our common stock could be suspended or delisted from the NASDAQ exchange.

Future sales and issuances of our equity securities or rights to purchase our equity securities would result in additional dilution of the percentage ownership of our stockholders.

Our stockholders may experience substantial dilution as we raise additional capital through issuances of equity securities. We may, from time to time, sell common stock, preferred stock, warrants, units, options or convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, preferred stock, warrants, units, options or convertible securities or other equity securities in more than one transaction, investors may be further diluted by subsequent sales. Management believes additional capital must be raised to continue executing the Company’s strategic plans. Management believes potential stockholder dilution resulting from the Company’s capital raising activities will be offset by increases in Company value and corresponding increases in the trading price of our common stock.  Management cannot, however, guarantee that such sales will not result in material dilution to our existing stockholders, and further notes that new investors could gain rights superior to existing stockholders.

The price of our common stock could be adversely affected by subpoenas issued to the Company by the Securities and Exchange Commission pertaining to an ongoing investigation.

As previously disclosed, on April 9, 2018, the Company received a subpoena from the Securities and Exchange Commission (the “SEC”) in connection with an ongoing investigation. The Company has endeavored to fully cooperate with this ongoing investigation. The ultimate outcome of the investigation and its potential impact on the Company cannot be ascertained at this time. Regardless of the ultimate outcome, cooperation with the investigation has entailed, and may continue to entail, significant legal costs and the diversion of management’s attention away from the Company’s core businesses, which could have an impact on the trading prices of the Company’s common stock.

Further, as previously disclosed, the Company received a letter from the SEC (the “Letter”) on July 30, 2018 by the SEC that it had issued an Order Directing Examination and Designating Officers Pursuant to Section 8(e) of the Securities Act of 1933 with respect to the following registration statements: (i) a Form S-8 filed on July 19, 2017 (File No. 333-219357); (ii) a Form S-3 filed January 5, 2018, and amended February 7, 2018 (File No. 333-222450); and (iii) a Form S-3 filed on July 10, 2018 (File No. 333-226111).  The Letter stated, “while the Section 8(e) examination is pending, the Division of Corporation Finance will not take any further action on the Registration Statements, and all communications with regard to the Registration Statements and the Section 8(e) examination should be made to the Commission’s Division of Enforcement.” The Company fully cooperated with the SEC’s examination and withdrew or terminated such registration statements on October 12, 2018. On October 22, 2018, the Company was notified by the SEC staff that the SEC had terminated the Section 8(e) examination with respect to the above-referenced registration statements.  The previously disclosed SEC investigation associated with the subpoena received by the Company on April 9, 2018 is still ongoing, however, and the Company is continuing to cooperate in that investigation.

Currently, there is relatively small use of bitcoins in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in the Company.

A significant portion of bitcoin demand is generated by speculators and investors seeking to profit from the short or long-term holding of bitcoins. A lack of expansion by bitcoins into retail and commercial markets, or alternative uses, may result in increased volatility or a reduction in the price of bitcoin, either of which could adversely impact the market price of digital currencies and may cause the trading price of our common stock to decline.  Furthermore, no assurance can be made that, as markets for the exchange of digital currencies develop and mature, the inherent insubstantiality of stateless currency will not continue to contribute to the volatility of its conversion price to State-backed fiat currencies.

Banks and financial institutions may not provide banking services, or may cut off existing services, to businesses that provide digital currency related services or accept payment in the form of digital currencies, including financial institutions of investors in our securities.

The Company previously disclosed its agreement with SynapseFi and its banking partner, Evolve Bank and Trust, through the Company’s subsidiary, Logical Brokerage, on its periodic report on Form 8-K filed on October 29, 2018, in which SynapseFi and Evolve agreed to provide certain banking services to the Company’s planned digital currency exchange, RiotX.

A number of companies that provide digital currency related services have been unable to contract with banks or other similar financial institutions to provide such companies with banking services.  Similarly, a number of companies and individuals associated with digital currencies and the provision of digital currency related services have had their existing banking services relationships terminated as a result of their association with digital currencies. Accordingly, the Company recognizes that its relationships with banking institutions could be subject to reconsideration and even termination, depending on their internal controls and practices vis-à-vis digital currencies.

Many businesses and individuals in the digital currencies field may experience difficulty in finding banking services which may have an adverse effect on the usefulness of digital currencies as a payment system, and further, that such lack of broad based acceptance may cause further harm to the public perception of digital currencies. These acceptance issues pervade the market for digital currencies and could act as an artificial deflationary pressure on the price of our digital currency assets and the overall trading price of our common stock.

The lack of broad base acceptance of digital currencies by banking institutions could result in increased compliance costs, risk of loss, and adverse governmental regulatory action of our activities such that out business operations and projections may be significantly adversely affected.  This risk may also apply to underwriters, brokers, and ultimate holders of our securities, as our involvement in the digital currencies sector may be linked to our investors through our securities. Enforcement action by any governmental or quasi-governmental organization that prevents us from readily converting digital currencies into State-backed fiat currencies could have a material adverse effect on our Company.

If we are unable to attract major brokerage firms, we could have difficulty selling our common stock.

If we are unable to attract the interest of major brokerage firms through the value of our Company, we may be unable to secure their confidence and recommendation to purchase our common stock.  The absence of such coverage may depress or otherwise slow the development of a robust market for our common stock, slowing our ability to raise capital.

The online nature of the RiotX exchange will expose it to risks of third party hacking attacks, which, due to the nature of Blockchain technologies, may result in irreversible or unrecoverable losses to RiotX users.

The online marketplace has long been subject to hackers and other malicious actors.  The Company's business, and particularly its RiotX exchange, is an online-based platform and will be subject to these same hacking risks. Accordingly, RiotX is being developed with security measures to defend against such attacks and to provide as much security and reliability to its future end users as possible given current security protocols and technologies, but such efforts may ultimately be ineffective due to the highly sophisticated and evolving nature of cyber-attacks. The Company has written and maintains a cybersecurity policy that outlines an extensive list of controls and supervisory practices in place reasonably designed to diligently supervise the risks of unauthorized access or attack of its information technology systems, and to respond appropriately should unauthorized access or cyber-attack occur.  The Company, in conjunction with its third party vendors, will continually work to improve existing security protocols and develop new security techniques and software to address future threats to the RiotX exchange, its users and valuable assets.  The Company's policy of air-gapping its digital assets from the internet to the extent possible means that its digital currency assets should not be reached by an online penetration of its security framework, thereby limiting the impact of a hacking event on the overall Company.  The RiotX exchange will have similar air-gapping and private key protections for its users' digital currency wallets.  As such, similar hacking attacks should have limited success in illegally transferring user data and digital currency assets if they gain illegal access to the RiotX exchange system.

Although the Company will implement these anti-hacking measures, RiotX remains exposed to risks from: DDoS attacks to limit the availability of exchange services or otherwise disrupt normal operations; account takeover attempts in which RiotX users are targeted by hackers or other illegal actors to gain access to login credentials, which could allow the illicit user to transfer user assets held via RiotX or commit other fraud; targeted software exploits designed to take advantage of vulnerabilities and flaws in the underlying software components of the exchange, digital wallets, and web services provided to RiotX over which the Company has little to no control in order to gain access to or transfer of user digital currency assets; potential misdirection of funds and assets by online “spoofers” posing as RiotX representatives, by man in the middle interceptions of the digital transfers similar to wire-tapping, browser session tampering in which the user's internet service provider is compromised, and malware that is designed or may be designed to target the digital signal of digital currency exchanges in order to redirect exchanged assets away from their intended recipients; phishing activities in which user login credentials are stolen; natural disasters temporarily or permanently disabling our physical servers; human error and insider threats to our servers and the RiotX exchange; and other unforeseen or unforeseeable threats to the RiotX exchange.  The occurrence of any one or a number of these risk factors could have a material negative impact on our business, resulting in a decline in the trading price of shares of our common stock.  Should this occur, our investors could lose some or all of their investment in our common stock; accordingly, investors in our Company should seriously consider these risk factors when considering investing in our Company.

Regulatory action against existing bitcoin and other digital currency exchanges may have a detrimental effect on the acceptance and widespread use of our planned digital currency exchange, RiotX.

In recent years, a number of bitcoin exchanges have been closed by governmental regulatory action due to alleged fraud and security breaches.  Some investors were not compensated for the loss of their account balances on these exchanges.  While our planned exchange is being developed to be licensed by the appropriate U.S. governmental and quasi-governmental regulatory authorities prior to launch, its planned scope will make it a desirable target for malware, DDoS, and other hacking attacks, which could lead to regulatory backlash against RiotX. The Company is working with its regulators to ensure alignment with standards set for business in the same sector for compliance, fraud prevention, and cybersecurity.  The Company cannot, however, predict or prevent all future threats and acknowledges that digital currency exchanges are possibly exposed to the following risks: denial of service attacks, account takeover attempts, software exploits due to vulnerabilities and flaws, potential misdirection of funds and assets, phishing, natural disasters, human error, insider threats and other factors that can render the exchange of digital currency untrustworthy.

Additionally, international action against bitcoin exchanges has been harsh; China has moved to shut down all digital currency exchanges operating within its borders.  Until such action was announced, mainland China and Hong Kong were responsible for a majority of global digital currency transactions.  We are aware of the threat posed by governmental and quasi-governmental regulators to the short and long-term success of RiotX, and we have taken steps to mitigate these risks by working closely with U.S. and state regulators to obtain all proper licenses and approvals prior to the launch of RiotX.  The Company cannot mitigate against, or even fully anticipate, all regulatory actions which may be taken against it or the digital currency sector as a whole in the future, and such risks pose a threat to the success of our business operations. Further, the Company's efforts to mitigate against hacking attacks are necessarily limited by the present knowledge of various malware designs and other hacking methods; the remains the possibility that future unforeseeable hacking techniques could harm RiotX. Furthermore, occurrence of these hacking attacks may trigger regulatory backlash, which could temporarily suspend or even shut down operation of RiotX. We believe such regulatory actions will be less common in the future as digital currencies continue to gain acceptance, however, such enforcement actions presently pose a risk to the value of our planned exchange, RiotX, and to the trading price of our common stock. Should any of these risk factors (or other unforeseen risk factors) occur, the Company may suffer substantial material harm, which may have a negative effect on the trading price of our common stock.

We may not have adequate recourse against third parties if our bitcoins and other digital currency assets are lost, stolen or destroyed.

The online nature of digital currencies such as bitcoins and their immutability poses a unique threat to their security.  We have implemented robust security measures to minimize the exposure of our digital currencies to such risks including, without limitation, cold storage procedures to “air-gap” our digital currency keys from the internet.  These measures are not perfect and improper access to and transfer of our digital current assets may still occur despite our security measures.  By their nature, bitcoin transactions are largely irreversible. Our recourse in the event of theft or other loss is limited to our ability to secure restitution from the improper transferors or transferees of our digital currency assets.  Recovery from such individuals may be limited by a number of factors including, without limitation, our ability to locate and identify both the transferors and transferees.  This risk may pose a threat to the trading price of our common stock, and the occurrence of such an event could have a materially adverse effect on our business and operations.

The senior secured convertible promissory notes and warrants issued in connection with our recent private financing transactions are convertible or exercisable for shares of our common stock, which, upon conversion or exercise, will dilute the Company’s current stockholders’ equity value.

We issued senior secured convertible promissory notes and warrants in connection with a private financing completed on January 28, 2019, as previously reported on our current report on Form 8-K filed on February 2, 2019.  As previously disclosed, these notes and warrants are convertible into or exercisable for shares of our common stock.  To the extent such notes are converted and such warrants are exercised, additional shares of common stock will be issued, which will result in dilution to the holders of common stock.  Upon registration of such shares for resale on the public market, such conversion and exercise will increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public trading market could adversely affect the market trading price of the Company’s common stock.

We have registered for resale by the selling stockholders shares of our common stock issuable to the selling stockholders upon conversion of the notes and exercise of the warrants we issued to them in connection with the private financing transaction we reported in our current report on Form 8-K, filed on February 1, 2019; however, we cannot guarantee our registration will remain effective throughout the term of the notes and the warrants issued to the selling stockholders, which may cause us to breach our obligations under the private financing transaction.

Under the terms of the registration rights agreements entered into in connection with the financing, we have agreed to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the common stock issuable upon the conversion of the notes and/or exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the agreements with the selling stockholders.  Accordingly, we have registered for resale by the selling stockholders those shares of common stock issuable to them upon their conversion of the notes or the exercise of the warrants via registration statement on Form S-3, filed on March 14, 2019, amended on April 23, 2019 (File No. 333-230290). Our registration statement for these securities was declared effective on April 29, 2019, but we can offer no assurance that we will be successful in maintaining this effective registration status to cover such issued securities throughout the terms of the notes and the warrants we issued to the selling stockholders. If, for example, any facts or events arise which represent a fundamental change in the information set forth in such registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct, or regulatory action prevents or delays our registration, we may be temporarily or permanently unable to maintain the effectiveness of this registration statement.  These warrants are subject to cashless exercise in an amount representing 100% coverage of the principal balance of the notes upon issuance and are exercisable by the investors six months after the closing date of the financing, but before the fifth year anniversary of the financing. However, no warrant will be exercisable, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption is available. If the issuance of the shares upon the conversion of the notes or the exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the selling stockholders may declare that we have defaulted on our obligations under the financing agreements. This would entitle the selling stockholders to significant remedial rights under their agreements with us.  Accordingly, our failure to maintain the registration for the securities issuable upon conversion of the notes and exercise of the warrants may result in a material adverse effect to the Company.

Our Bylaws contain a forum selection clause which requires our stockholders to bring claims against us in the State of New York as the sole and exclusive forum for the resolution of their claims; our stockholders may be prejudiced by this forum selection clause.

The Company's choice of the state and federal courts located within the State of New York as the sole and exclusive forum for the resolution of claims brought by our stockholders under the forum selection clause contained in our Bylaws may limit a stockholder's ability to bring a claim in a judicial forum that it finds favorable for such disputes and may discourage lawsuits with respect to such claims. The Company believes, however, that the choice of New York is beneficial to our stockholders and the Company, as the state and federal courts of New York have considerable experience and familiarity with stockholder derivative and other similar claims brought against corporations, which leads to greater consistency in the application of applicable law.  The Company's forum selection clause applies to civil claims and it is our intention that this forum selection clause apply to claims brought under the Securities Act and the Exchange Act to the fullest extent permitted by law.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe harbor provisions.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus and any prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Because the risk factors referred to above, as well as the risk factors incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required under applicable law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and particularly our forward-looking statements, by these cautionary statements.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus, we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of earnings to combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for working capital and general corporate purposes.  We will set forth in a prospectus supplement relating to a specific offering any intended use for the net proceeds received from the sale of securities in that offering. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. We may invest the net proceeds temporarily until we use them for their stated purpose, as applicable.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 170,000,000 shares of common stock, at no par value per share.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a third of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., Denver, Colorado.

Listing

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “RIOT.”

DESCRIPTION OF PREFERRED STOCK

General

The Company’s articles of incorporation authorize the issuance of 15,000,000 shares of “blank check” preferred stock, no par value per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

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the title and stated or par value of the preferred stock;

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the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

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the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

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whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

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the provisions for a sinking fund, if any, for the preferred stock;

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any voting rights of the preferred stock;

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the provisions for redemption, if applicable, of the preferred stock;

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any listing of the preferred stock on any securities exchange;

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the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

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if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

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any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

Series B Preferred Stock

We have designated 1,750,001 shares of preferred stock as “0% Series B Convertible Preferred Stock.” The shares of Series B Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series B Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series B Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series B Preferred Stock is $6.80 and the initial conversion price is $6.80 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

The holders of Series B Preferred Stock are entitled to receive dividends if and when declared by our board of directors. The Series B Preferred Stock will participate on an “as converted” basis, with all dividends declared on the Company's common stock. Such dividends will be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in cash on the stated value of such Series B Preferred Stock.

We are prohibited from effecting a conversion of the Series B Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% percent of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series B Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% percent. The Series B Preferred Stock contain no voting rights.

The Series B Preferred Stock contains a blocker pursuant to which, if we have not obtained the approval of our stockholders in accordance with NASDAQ Listing Rule 5635(d), then we may not issue upon conversion of the Series B Preferred Stock a number of shares of common stock, which, when aggregated with any other shares of common stock  underlying the Series B Preferred Stock would exceed 19.99% of the shares of common stock issued and outstanding as of the date of exchange agreement between the Company and the holders of the Series B Preferred Stock, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock.

As of the date of this prospectus, there are 13,000 shares of Series B Convertible Preferred Stock outstanding, convertible into 13,000 shares of common stock which represents less than 1% of the shares of our common stock as of the date of this prospectus.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the Securities and Exchange Commission in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

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the title of the warrants;

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the aggregate number of the warrants;

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the price or prices at which the warrants will be issued;

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the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

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if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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if appropriate, a discussion of Federal income tax consequences; and

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any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

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the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) via so called “at-the-market” or “ATM” offerings, or (v) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities;

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any over-allotment options under which underwriters may purchase additional securities from us;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any commissions paid to agents; and

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any securities exchange or market on which the securities may be listed.

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

 Sale through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Capital Market at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

 The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Dickinson Wright PLLC, Reno, Nevada. If certain legal matters in connection with an offering of the securities covered by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters, if any, of such offering, that counsel will be named in the related prospectus supplement for such offering.

EXPERTS

The consolidated balance sheet as of December 31, 2018 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended, and the effectiveness of Riot Blockchain, Inc. and Subsidiaries' internal controls over financial reporting as of December 31, 2018, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.  Marcum LLP's report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

The consolidated balance sheet of Riot Blockchain, Inc. (formerly: Bioptix, Inc.) as of December 31, 2017, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended have been audited by MNP LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on our website, https://ir.riotblockchain.com/under the heading “Investors.” The information on this website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

•
Annual Report on Form 10-K for the year ended December 31, 2018, filed on April 2, 2019 pursuant to Rule 12b-25 extension, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A, filed on April 23, 2019;

•
Annual Report on Form 10-K for the year ended December 31, 2017 filed on April 17, 2018 as amended by our annual report on Form 10-K/A filed on April 30, 2018 and our annual report on Form 10-K/A filed on June 29, 2018;

•	Definitive Proxy Statement and definitive additional materials on Schedule 14A filed on March 26, 2018, April 2, 2018, May 8, 2018, May 14, 2018, and June 8, 2018;
•
Current Reports on Form 8-K or Form 8-K/A (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on  February 01, 2019, February 11, 2019, February 22, 2019, March 20, 2019 and April 4, 2019;

•
The description of our common stock contained in our registration statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on August 27, 2007, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (303) 794-2000 or by writing to us at the following address:

Riot Blockchain, Inc.

202 6th Street, Suite 401
Castle Rock, CO 80104

(303) 794-2000

RIOT BLOCKCHAIN, INC.

$100,000,000

Common Stock

PROSPECTUS SUPPLEMENT

H. C. Wainwright & Co., LLC

May 24, 2019